SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                Exchange Act of 1934 (Amendment No.          )

  Filed by the Registrant [X]
  Filed by a Party other than the Registrant [ ]

  Check the appropriate box:
  [X] Preliminary Proxy Statement             |_|   Confidential, For Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
  [  ] Definitive Proxy Statement
  |_| Definitive Additional Materials
  |_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                Stratesec Incorporated
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


     (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment  of Filing Fee (Check the appropriate box): [X] No fee required.
         |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4) Proposed maximum aggregate value of transaction:

         (5) Total fee paid:

         |_| Fee paid previously with preliminary materials:

         |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount previously paid:

         (2) Form, Schedule or Registration Statement No.:

         (3) Filing Party:

         (4) Date Filed:

                             STRATESEC INCORPORATED

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  JULY 25, 2001



         The 2001 Annual Meeting of the Shareholders of STRATESEC Incorporated, a Delaware corporation (the "Company"), will be held on July 25, 2001 at 2:00 p.m. local time at 2600 Virginia Avenue, N.W., Suite 900, Washington, D.C. for the following purposes:

         1.   To elect a Board of seven Directors.

         2. To ratify the Company's issuance of 2,000,000 restricted shares of common stock in connection with the acquisition of Security Systems Integration, Inc.

         3. To approve an amendment to the Company's 1997 Stock Option Plan that would increase the number of shares of Common Stock reserved for issuance thereunder.

         4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

         These items of business are more fully described in the Proxy Statement accompanying this Notice.

         Only shareholders of record at the close of business on June 11, 2001 are entitled to notice of and to vote at the meeting.

         A majority of the Company's outstanding shares must be represented at the meeting (in person or by proxy) to transact business. To assure proper representation at the meeting, please mark, sign, and date the enclosed proxy and mail it promptly in the enclosed self-addressed envelope. Your proxy will not be used if you revoke such proxy either before or at the meeting.

                                      Nassima Briggs
                                      Secretary


Dated: June  , 2001


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
 IF YOU ARE UNABLE TO BE PERSONALLY PRESENT, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.
-------------------------------------------------------------------------------
                           YOUR VOTE IS IMPORTANT.

                                       -1-
                             STRATESEC INCORPORATED

                                 PROXY STATEMENT


                 INFORMATION CONCERNING SOLICITATION AND VOTING


         The enclosed proxy is solicited on behalf of the Board of Directors of STRATESEC Incorporated (the "Company") for use at the Annual Meeting of Shareholders to be held July 25, 2001 at 2:00 p.m. local time, or at any adjournment or postponement thereof. The Annual Meeting will be held at 2600 Virginia Avenue, N.W., Suite 900, Washington, D.C. The Company's principal offices are located at 7544 Fullerton Court, Springfield, Virginia, 22153, and its telephone number is (703) 912-9993. These proxy solicitation materials will be mailed to shareholders on or about June 25, 2001.

         Shareholders of record at the close of business on June 11, 2001 are entitled to notice of, and to vote at, the Annual Meeting. On June 11, 2001, 10,026,501 shares of the Company's Common Stock were issued and outstanding. Each share of Common Stock outstanding on the record date is entitled to one vote.

Votes Required for Approval

         The seven nominees for director receiving a plurality of the votes cast at the meeting in person or by proxy shall be elected.

         The other matters will be approved if the votes cast at the meeting approve the action. Abstentions and broker non-votes will not be treated as votes cast and therefore will have no effect on the outcome of the matters to be voted on at the Annual Meeting.

         Any person may revoke a proxy at any time before its use by delivering to the Company a written revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

         The costs of this solicitation will be borne by the Company. These costs represent amounts normally expended for a solicitation for an election of directors. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally, by telephone or otherwise.






Deadline for Receipt of Shareholder Proposals for 2002 Annual Meeting

         Proposals of shareholders intended to be included in the Company's proxy materials for its 2002 Annual Meeting must be received by the Company no later than January 25, 2002. If a shareholder intends to submit a proposal at the 2002 Annual Meeting that is not eligible for inclusion in the proxy materials relating to that meeting, the stockholder must do so no later than April 10, 2002. If the stockholder fails to comply with this notice provision, the proxy holders will be allowed to use their discretionary voting authority when and if the proposal is raised at the 2002 Annual Meeting. Such proposals should be addressed to: Secretary, STRATESEC Incorporated, 2600 Virginia Avenue, N.W., Suite 900, Washington, D.C. 20037.

Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth as of May 31, 2001 certain information with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the Company's voting securities, (ii) each of the Company's directors, (iii) each of the Named Executive Officers, and (iv) all executive officers and directors of the Company as a group.

                                                                        Number                Percent
                                                                       of Shares (7)          of Total
KuwAm Corporation                                                          204,562             2.0%
    2600 Virginia Avenue, N.W.
    Washington, D.C.  20037 (1)

NetCom Solutions International, Inc.                                       700,000             7.0%
Wirt D. Walker, III (2)(3)                                                 681,153             6.8%

Kamran Hashemi (4)                                                       2,000,000            19.9%

Barry W. McDaniel (3)                                                       95,000               *

Ronald C. Thomas (3)                                                       133,164             1.3%

Albert Van Graves (3)                                                       63,333               *

R. Michael Lagow (3)                                                        43,333               *
Mishal Yousef Saud Al Sabah (3)(5)                                         250,326             2.5%
Emmit J. McHenry (3)(6)                                                    705,000             7.0%
Robert B. Smith, Jr. (3)                                                    25,000               *

James A. Abrahamson (3)                                                     25,000               *

Charles W. Archer (3)                                                       25,000               *

All Officers and Directors as a Group (11 persons) (7)                   4,046,309            40.4%

-----------------------
*        Less than one percent

(1) KuwAm Corporation is a Washington, D.C. based private investment firm. The shareholders of KuwAm include Wirt D. Walker, III, the Chairman of the Board of Directors of the Company, and Mishal Yousef Saud Al Sabah, a director of the Company. Mr. Walker is also the Managing Director of KuwAm and Mr. Al Sabah is the Chairman of KuwAm.

(2) Consists of 411,153 shares held by Mr. Walker, 28,000 shares held by Mr. Walker's son, 50,000 shares owned by a trust for Mr. Walker's son, of which Mr. Walker is the trustee, and 127,000 shares owned by a trust for Mr. Walker's mother, of which Mr. Walker is also a trustee.

(3) Includes shares issuable upon exercise of options that are exercisable within 60 days, as follows: Mr. Walker, 65,000 shares; Mr. McDaniel, 80,000 shares; Mr. Al Sabah, 25,000 shares; Mr. McHenry, 5,000 shares; Mr. Smith, 25,000 shares; Lt. Gen. Abrahamson, 25,000 shares; Mr. Archer, 25,000 shares; Mr. Van Graves, 63,333 shares; Mr. Lagow, 43,333 shares; and Mr. Thomas, 26,667 shares.

(4)  Consists  of  shares   acquired  by  Mr.  Hashemi   through  the  Company's
     acquisition of Security Systems Integration, Incorporated, of which Mr. Hashemi is the founder, President and CEO.

(5) Consists of 222,266 shares held by Fifth Floor Company for General Trading and Contracting, of which Mr. Al Sabah is a principal, and 3,060 shares owned by Mr. Al Sabah's son.

(6) Includes shares held by NetCom Solutions International, Inc., of which Mr. McHenry is the founder, President and CEO.

(7) At May 31, 2001, executive officers and directors of the Company as a group held options to purchase an aggregate of 920,000 shares of Common Stock, representing approximately 62.4% of outstanding options at that date. The numbers set forth in this table include an aggregate of 383,333 shares underlying options that are currently exercisable within 60 days of such date.

                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

Nominees

         A board of seven directors is to be elected at the Annual Meeting. Unless marked to the contrary, all properly signed and returned proxies will be voted for the election of management's seven nominees named below, all of whom are presently directors of the Company. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until a successor has been elected and qualified.

         The following sets forth certain information regarding each of the nominees for election as director:

         Wirt D. Walker, III, age 55, has served as Chief Executive Officer of the Company since January 1999; he has served as a director of the Company since 1987, and as Chairman of the Board of Directors since 1992. Since 1982, Mr. Walker has served as a director and the Managing Director of KuwAm Corporation, a private investment firm. He is the Chairman and Chief Executive Officer of Aviation General, Incorporated, a publicly traded holding company with two wholly-owned subsidiaries: Commander Aircraft Company, which manufactures, markets and provides support services for its line of single engine, high performance Commander aircraft and provides consulting, brokerage and refurbishment services for piston aircraft, and Strategic Jet Services, Inc., which provides consulting, brokerage and refurbishment services for jet aircraft.

         Kamran Hashemi, age 47, has served as Chief Executive Officer of the Government Services division and as a director since December 2000. Prior to joining the Company, Mr. Hashemi served as President of Security Systems Integration, Incorporated from 1998 to 2000. From 1983 to 1998, he was employed by Radian, Inc., as Director, Physical Security Equipment Group, from 1988 to 1998, and as Project Engineer, from 1983 to 1987.

         Barry W. McDaniel, age 52, has served as Chief Executive Officer of the Commercial Services division since December 2000, and as a director since January 1999. Prior to joining the Company, Mr. McDaniel was employed by BDM International from 1989 to 1996, most recently as Vice President of Material Distribution and Management Systems. From 1989 to 1992 he was Vice President, Business Development and Operations for the Systems and Communications Group. Mr. McDaniel was previously employed, from 1988 to 1989, by Proxim, a real-time systems integration company as Vice President, Government Systems Integration. From 1970 to 1987, he was employed by the U.S. Government with his last assignment as a member of the Senior Executive Service (SES), serving as Deputy Director of Readiness for the United States Army Materiel Command.

         Charles W. Archer, age 55, has served as a director since March 1998. Mr. Archer has been Vice President, Strategic Development for Litton/PRC since January 1999. Mr. Archer served as the Company's President and Chief Executive Officer from March 1998 to January 1999. Prior to 1998, Mr. Archer was employed for 27 years by the Federal Bureau of Investigation (F.B.I.). During his tenure with the F.B.I., Mr. Archer held a variety of management positions involving large integrated technology projects and finance. From 1996 to 1997, he was an Assistant Director of the F.B.I., in charge of its Criminal Justice Information Services Division, the F.B.I.'s largest division.

         Robert B. Smith, Jr., age 64, has served as a director of the Company since 1995. Mr. Smith has been a private investor since 1984, and has been a director of Sunshine Mining Company, a New York Stock Exchange listed silver mining company, since 1993. He has been a trustee for the Dalkon Shield Claimants Trust, a public interest trust created to compensate those damaged by the Dalkon Shield, since 1989. Mr. Smith was formerly Chief Counsel and Staff Director of the Senate Government Operations Committee.

         Lt. General James A. Abrahamson, USAF (Retired), age 67, has served as a director of the Company since December 1997. General Abrahamson is the Chairman and CEO of International Air Safety, LLC. He served as Chairman of the Board of Directors of Oracle Corporation from 1992 to 1995 and held various executive positions and served as a member of the board of Hughes Aircraft Company from 1989 to 1992. General Abrahamson was formerly Commissioner of the White House Commission on Aviation Safety and Security (Gore Commission). Prior to 1989, General Abrahamson served in the United States Air Force. During his tenure with the Air Force he held a variety of positions, including Director of Development of the F-16 International Fighter, Director of NASA's Space Shuttle Program and Director of President Reagan's Strategic Defense Initiative ("Star Wars" Program).

         Emmit J. McHenry, age 57, has served as a director of the Company since March 2000. Mr. McHenry is the founder, President and CEO of NetCom Solutions International, Inc., an international telecommunications, engineering, consulting, and technical services company. Prior to founding NetCom Solutions International in 1995, Mr. McHenry was a founder of Network Solutions, Inc., the internet domain services provider. In the past, Mr. McHenry has held management positions with IBM, Connecticut General, Union Mutual, and Allstate Insurance Company. He is an active member of the State Department's Advisory Committee for International Communications and Information Policy and serves as a Commissioner for the Fairfax County Economic Development Authority. He is also a director of James Martin Government Intelligence and Global Technology, L.L.C.


Director Compensation

         Directors are paid an annual fee of $10,000, payable in equal quarterly installments, for services as a director. Such fees are prorated when a director does not serve for a full year. Directors receive no additional compensation for committee participation or attendance at committee meetings, other than reimbursement of travel and lodging expenses.

         The 1997 Stock Option Plan provides for the automatic annual grant of a stock option to purchase 15,000 shares of Common Stock to each eligible non-employee and employee director of the Company; non-employee directors will automatically receive a non-statutory stock option and employee directors will automatically receive an incentive stock option.


Board Meetings and Committees

         The Board of Directors held a total of three meetings during the fiscal year ended December 31, 2000. The Board has two committees: the Audit Committee and the Compensation Committee.

         The Audit Committee, comprised of Directors Abrahamson, Archer and Smith, recommends the selection of the Company's independent accountants and approves the scope of the audit to be conducted. The Committee is primarily responsible for reviewing and evaluating the Company's accounting practices and its systems of internal accounting controls. The Audit Committee held one meeting during fiscal year 2000.

         The Compensation Committee recommends the amount and type of compensation to be paid to the Company's executive officers, reviews the performance of the Company's key employees and administers and determines distributions under the Company's Profit Sharing Plan. The Compensation Committee will also determine the number of shares, if any, to be granted each employee under such plan and the terms of such grants. The Compensation Committee held one meeting during fiscal year 2000. The members of the Compensation Committee are Messrs. Abrahamson and Smith.

         No director attended fewer than 75% of all meetings of the Board of Directors held during fiscal 2000 or of all meetings of any committee upon which such director served during fiscal 2000.


Compensation Committee Interlocks and Insider Participation

         The Compensation Committee is comprised of Messrs. Abrahamson and Smith; neither are employees of the Company. They are not eligible to participate in the Company's Profit Sharing Plan. All receive compensation for services as a director (see "Director Compensation").

Other Officers

         R. Michael Lagow, age 42, has served as Executive Vice President since January 2000. Mr. Lagow served in various executive positions with the company from 1993 through 1999. Prior to joining the Company, Mr. Lagow was employed as National Sales Manager of Control Systems International, a security systems company, from 1991 to 1993. Prior to 1993, Mr. Lagow served as Vice President, Network Security Corporation, developing and managing new markets for that company.

         Albert V. Graves, age 37, has served as Vice President of Finance since June 1998. Prior to joining the Company, Mr. Graves was employed by Anadac Corporation, most recently as its Corporate Controller. Previously, Mr. Graves was employed from 1994 to 1998 as Accounting Manager at Titan Corporation, a government contractor, and from 1991 to 1994 as Accounting Supervisor at Technical Resources, Inc., a bio-medical and environmental consulting firm. Mr. Graves has also served as an Accountant for Electronic Data Systems and Crestar Bank.

                             EXECUTIVE COMPENSATION


Summary Compensation Table

         The following table shows certain information concerning the compensation of each of the Company's most highly compensated executive officers for services rendered in all capacities to the Company for the fiscal years ended 2000, 1999 and 1998 (the "Named Executive Officers").


                                                   Annual Compensation                     Long-Term Compensation

                                                                                        Securities
                                                                                          Underlying       Other Annual
                                                                       Awarded             Options         Compensation
                                                Year       Salary        Bonus           (in shares)          (1)
                                               --------------------------------------------------------------------

Wirt D. Walker, III........................... 2000              --           --                 35,000     $133,500 (2)
Chairman and Chief Executive Officer           1999              --           --                 65,000     $136,000 (2)
and Director                                   1998              --           --                 50,000     $148,680 (2)

Barry W. McDaniel............................. 2000        $150,000           --                 60,000     $7,500
President, Chief Executive Officer,            1999        $150,000           --                 90,000     $7,500
Commercial Services Division                   1998        $132,692           --                 50,000
and Director


Ronald C. Thomas.............................  2000       $121,540            --                     --     $18,000 (2)
Executive Vice President (3)                   1999       $145,000        $3,000                 25,000      $2,600
                                               1998       $156,496            --                 65,000     $10,000


R. Michael Lagow.............................  2000       $125,000            --                 40,000           --
Executive Vice President                       1999       $105,000       $21,000                 65,000           --
                                               1998       $ 90,000


----------------------
(1)  Amounts paid as director fees unless otherwise indicated.

(2) Includes consulting fees paid.

(3) Mr. Thomas served as Executive Vice-President of the Company until September 30, 2000, after which he entered into a consulting agreement with the Company.









Option Grants in Last Fiscal Year

         The Committee approved the following stock option grants for the executive officers during fiscal year 2000.

                                                                                     Potential Realizable Value
                            Number        Percent of                                 at Assumed Annual Rates of
                         of Securities   Total Options                              Stock Price Appreciation for
                          Underlying      Granted to                                         Option Term
                            Options      Employees in
                          Granted (1)     Fiscal Year     Exercise     Expiration
                                                           Price          Date            5%            10%
------------------------------------------------------------------------------------------------------------------
Wirt D. Walker, III         35,000            6%           $2.75        7/12/03        $15,171        $31,859


Barry W. McDaniel           60,000            10%          $2.75        7/12/03        $26,008        $54,615


R. Michael Lagow            25,000            4%           $2.75        7/12/03        $ 10,837       $22,756
                            15,000            3%           $1.50        12/7/03        $ 3,547       $  7,448
                            ------            --
                            40,000            7%

------------------

(1) Each option is non-transferable; vests as to 33% of the shares covered by such option over three years, commencing on the first anniversary of the date of issuance; is canceled prior to vesting in the event the holder either resigns from the Company or is terminated for justifiable cause; and is void after the date listed under the heading "Expiration Date." The exercise price of the stock subject to options was equal to the market value on the date of grant. The number of shares issuable upon exercise of each option is subject to adjustment subsequent to any stock dividend, split-up, re-capitalization or certain other transactions.

         During 2000, Messrs. Walker and McDaniel were each granted an option to purchase 15,000 shares of Common Stock for their services as a director, pursuant to the 1997 Stock Option Plan.


Aggregated Option Exercises in Last Fiscal Year and Option Values as of December 31, 2000.

         The following table shows the options exercised during fiscal 2000, the number of shares of Common Stock represented by outstanding stock options held by each executive officer as of December 31, 2000 and the value of such options based on the closing price of the Company's Common Stock on December 31, 2000, which was $2.25.


                                                                Number of Securities
                                                              Underlying Unexercised           Value of Unexercised In-the-
                                Number of                     Options at FY End (#) (1)      Money Options at FY End ($)(2)
                                                              -------------------------    ------------------------------
                            Shares Acquired     Value                 Exercisable/
   Name                     On Exercise (#)    Realized(3)          Unexercisable              Exercisable/Unexercisable
Wirt D. Walker, III                   ---         ---                  31,667/83,333                     $0/0
Barry W. McDaniel                     ---         ---                  30,000/120,000                    $0/0
Ronald C. Thomas                      ---         ---                  18,333/21,667                     $0/0
Albert V. Graves                      ---         ---                  44,999/70,001                     $0/0
R. Michael Lagow                      ---         ---                  21,666/83,334                     $0/0

--------------
(1) Represents the total number of shares subject to stock options held by each executive officer. These options were granted on various dates during fiscal years 1998 through 2000 and are exercisable on various dates beginning in 2000 and expiring in 2003.

(2) Represents the difference between the exercise price and $2.25, which was the closing price on December 31, 2000. Stock option exercise prices range from $1.25 to $2.75, therefore no options were in the money at December 31, 2000.

(3)      No options were exercised in 2000.


Employment and Consulting Agreements

         The Company has entered into a consulting agreement with Mr. Walker, to provide strategic and corporate development services through March 31, 2002 for an annual fee of $126,000. The consulting agreement also contains provisions parallel to those of the executive employment agreement.

         The Company has also entered into a consulting agreement with Mr. Thomas, starting October 1, 2000, to provide Business Development services for a monthly fee of $6,000 plus commissions on sales renewable on a quarterly based on performance.

                          BOARD AUDIT COMMITTEE REPORT

         Under the guidance of a written charter adopted by the Board of Directors, the Audit Committee is responsible for overseeing the Company's financial reporting process on behalf of the Board of Directors. A copy of the charter is included in Appendix A to this proxy statement.

         Management has the primary responsibility for the system of internal controls and the financial reporting process. The independent auditors have the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards. The Audit Committee has the responsibility to monitor and oversee these processes.

         In fulfilling its responsibilities, the Audit Committee recommended to the Board the selection of the Company's independent auditors, Argy, Wiltse & Robinson, LLP. That firm has discussed with the Committee and provided written disclosures on (1) that firm's independence as required by the Independence Standards Board and (2) the matters required to be communicated under generally accepted auditing standards.

         The Committee reviewed with the independent auditors, and without management present, the overall scope and specific plans for the respective audits as well as the results of their examinations, their evaluation of the Company's internal controls, and the overall quality, not just the acceptability, of Aviation General's accounting and financial reporting.

         Following these actions, the Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Audit Committee also recommended the selection of Argy, Wiltse and Robinson, LLP as the Company's independent auditors for 2001.


Auditor Fees.

         The fees billed to the Company by Argy, Wiltse & Robinson, LLP for fiscal year 2000 were as follows:

         Audit fees. Argy, Wiltse & Robinson's fee for its audit of the Company's annual financial statements and its review of the Company's quarterly financial statements was $35,106.

         Other fees. Argy, Wiltse & Robinson billed the Company a total of $11,058 for services rendered that are not described above.

         The Committee has considered whether the provision of the services included in the category "other fees" is compatible with maintaining Argy, Wiltse & Robinson's independence.

         Among the members of the Audit Committee, both Messrs. Smith, Jr. and Abrahamson are considered "Independent" for purposes of the American Stock Exchange listing standards. Mr. Archer served as President, CEO of the Company until January 1999. The American Stock Exchange listing standards provide that a Director who was an employee of the Company is not considered "Independent" until three years following the termination of such employment. The Company believes Mr. Archer is essential to the Audit Committee, because of his knowledge of the Company and the Company's industry, and because of his substantial experience in accounting and finance.

                                     THE AUDIT COMMITTEE
                                          CHARLES W. ARCHER
                                          ROBERT B. SMITH, JR.
                                          LT. GEN. JAMES A. ABRAHAMSON



          BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors (the "Committee") is composed of Robert B. Smith, Jr. and Lt. General James A. Abrahamson. They are independent outside directors. The Committee is charged with the responsibility for reviewing the performance and approving the compensation of key executives and for establishing general compensation policies and standards for reviewing management performance. The Committee also reviews both corporate and key executive performance in light of established criteria and goals and approves individual key executive compensation.


Compensation Philosophy

         The executive compensation philosophy of the Company is to provide competitive levels of compensation that advance the Company's annual and long-term performance objectives, reward corporate performance, and assist the Company in attracting, retaining and motivating highly qualified executives. The framework for the Committee's executive compensation programs is to establish base salaries which are competitive to similarly sized companies and to create incentives for excellent performance by providing executives with the opportunity to earn additional remuneration linked to the Company's profitability. The incentive plan goals are designed to improve the effectiveness and enhance the efficiency of Company operations and to create value for stockholders. It is also the Company's policy to encourage share ownership by executive officers and non-employee directors through the grant of stock options.


Components of Compensation

         The compensation package of the Company's executive officers consists of base annual salary, participation in the Company's 401(k) plan and stock option grants.

         At executive levels, base salaries are reviewed but not necessarily increased annually. Base salaries are fixed at levels slightly below competitive amounts paid to individuals with comparable qualifications, experience and responsibilities engaged in similar businesses as the Company, based on the experience of the Committee members, directors and employees of the Company within the security systems industry.

         The Company offers a 401(k) pre-tax employee savings plan to all eligible employees. Employees may contribute 1% to 15% of pre-tax earnings up to a maximum of $8,899. The Company contributes 25% of the first 5% of an employee's contributed earnings or a maximum of 1.25% of an employee's total earnings.

         The Company uses stock options both to reward past performance and to motivate future performance, especially long-term performance. The Committee believes that through the use of stock options, executive interests are directly tied to enhancing shareholder value. Stock options are granted at fair market value as of the date of grant and generally have a term of three years. The options vest 33% per year, beginning on the first anniversary date of the grant. The stock options provide value to the recipients only when the market price of the Company's Common Stock increases above the option grant price and only as the shares vest and become exercisable.

         Section 162(m) of the Internal Revenue Code, which provides for a $1,000,000 limit on the deductibility of compensation, presently is not applicable to the Company. The Committee will review its policy with respect to
Section 162(m) when and if the section is applicable in the future.


Compensation of Chief Executive Officer

         The Committee makes decisions regarding the compensation of the Chief Executive Officer using the same philosophy set forth above. The Committee's approach in setting the Chief Executive Officer's compensation, as with that of the Company's other executives, is to be competitive with other companies within the industry, taking into consideration company size, operating conditions and compensation philosophy and performance. Mr. Archer served as Chief Executive Officer from April 1998 until January 1999, when Wirt D. Walker, III was appointed to the position. Mr. Walker receives compensation of $126,000 pursuant to a consulting agreement with the Company. He receives no additional compensation for his services as Chief Executive Officer.

                                      COMPENSATION COMMITTEE

                                         ROBERT B. SMITH, JR.
                                         LT. GEN. JAMES A. ABRAHAMSON





Compliance with Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and holders of more than ten percent of the Company's Common Stock to file reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. The Company believes that during the fiscal year ended December 31, 2000, its officers, directors and holders of more than 10% of the Company's Common Stock complied with all Section 16(a) filing requirements.

                                  PROPOSAL TWO

TO RATIFY THE COMPANY'S ISSUANCE OF 2,000,000 RESTRICTED SHARES OF COMMON STOCK IN CONNECTION WITH THE ACQUISITION OF SECURITY SYSTEMS INTEGRATION, INC.

General

         On November 30, 2000, STRATESEC acquired Security Systems Integration, Inc., a Virginia corporation ("SSI") in a transaction in which SSI merged with a subsidiary of STRATESEC and the subsidiary subsequently merged with the Company. In connection with the transaction, the Company issued 2,000,000 restricted shares of its common stock to the sole stockholder of SSI.

         The transaction did not require the approval of STRATESEC stockholders under Delaware corporate law. After the Company publicly announced the transaction, however, the Company was contacted by a representative of the American Stock Exchange who advised the Company that the transaction required stockholder approval under the rules of the exchange because it resulted in an increase of more than 20% in the outstanding common stock of the Company. The Company had thought that that requirement did not apply because 350,000 of the shares issued in the transaction were treasury shares that had previously been listed on the exchange and the remaining 1,650,000 shares represented less than a 20% increase. Following discussion of the matter with the AMEX representative, the Company agreed to seek stockholder ratification of the transaction at its 2001 Annual Meeting.

Security Systems Integration, Inc.

         SSI provides complete security systems to meet the complex requirements of government customers. The services provided by SSI include vulnerability analysis, engineering design, procurement, systems integration and maintenance and technical support. The systems include:

o Access control systems, which are designed to exclude unauthorized personnel from specified areas;

o Intrusion detection systems, which incorporate ultrasonic, microwave and other sensors to protect against unauthorized entry into a facility;

o Closed circuit television systems, which monitor and record entry or provide surveillance of designated areas and often include digital recording capabilities for ease of review and transmission of the captured data; and

o Personnel alerting systems, which provide wireless capability to transmit voice or digital alerts to personnel of impending threats and allow management the ability to tailor instructions to the specific threat.

         SSI has in place contract vehicles with the federal government that allow it to provide systems and services to the government without having to go through a complete competition. These include a blanket contract with the General Services Agency (GSA) and a Blanket Purchase Agreement (BPA) with the Army. Each of these open-ended contracts can be used by any government agency wishing to do business with SSI. As a result, the marketing and sales efforts of SSI are considerably less than would be necessary if the entire competition cycle had to be completed for every sale. SSI relies principally on its CEO and Project Engineers and Project Managers to market and sell its systems and services.

         The principal clients of SSI are the United States Army, Air Force and Navy as well as the Department of Justice. SSI has completed more than 60 systems for its clients since mid-1998. The Army accounted for over 50% of its sales for the year 2000.

         There are very few security system integrators doing business with the government that offer the full range of services and geographical coverage offered by SSI. Typically, there will be from one to five competitors on the projects on which SSI is bidding. There is no single dominant provider of the types of services that SSI provides to the government. One of the barriers to entry in this market is the requirement to be able to provide classified systems to the government. To provide classified systems the company must have personnel with the proper security clearances and the company's facility must be cleared by the appropriate agencies to protect sensitive information about the government systems. Due to the high demand for cleared personnel, the schedule for the government to do the appropriate investigations and grant clearances is several months long.

         SSI's backlog at the time of the acquisition was $3.8 million with another $2.3 million in potential work already identified with existing customers. There are also another $3.5 million of proposals awaiting decision. The government business has continued to increase over the last few years in response to recognized risk to government personnel, especially in overseas locations. This growth in business is expected to continue to increase and the government's budget for security is expected to grow significantly in 2001 and 2002.

         SSI had 22 employees at the time of the acquisition. All of those employees operated out of the Springfield, Virginia office. Of those employees, six employees were involved in management, administration and marketing and the remaining employees were engineers, program managers and technicians billable to projects.

         SSI's has been able to achieve relatively high profit margins on its projects due to the size of the projects (typically $500,000 to several million dollars), the short time schedule to complete the project (typically three to six months) and the relatively low cost of materials. In addition, the management/overhead burden is limited because of the low number of people required to complete the projects and the low administration requirements of the contract vehicles. The net profit for SSI prior to the merger was over 20% of revenue.

Acquisition Terms

         The terms of the acquisition were set forth in a merger agreement among STRATESEC, SSI, and SSI's sole stockholder dated as of November 30, 2000 (the "Agreement"), a copy of which is attached to this proxy statement as Appendix B. Under the Agreement, SSI merged with a subsidiary of STRATESEC and the subsidiary subsequently merged with STRATESEC. Kamran Hashemi, the sole stockholder and Chief Executive Officer of SSI surrendered his shares of SSI common stock and was issued certificates representing 2,000,000 shares of STRATESEC common stock. The shares of STRATESEC common stock issued to Mr. Hashemi were not registered under the Securities Act of 1933, as amended, and thus are subject to restrictions on transferability.

         The Agreement included representations and warranties by both parties and conditions to closing customary for a transaction of this nature. In addition, it provided that at the effective time of the acquisition Mr. Hashemi would be come President and Chief Executive Officer of the Company's Government Services division and would be appointed to the Company's board of directors. Mr. Hashemi was also granted options to purchase 200,000 shares of the Company's common stock at an exercise price of $1.50 per share. At the effective time of the acquisition the Company leased office space from Mr. Hashemi and consolidated the operations of the combined company in that space. The Company believes that the terms of the lease, which provides for monthly rent of $10,000, are at least as favorable as those that would be available from a third party.

Accounting Treatment

         The acquisition of SSI was accounted for under the pooling-of-interests method of accounting.

Federal Income Tax Consequences

         The Company's acquisition of SSI will not have any federal income tax consequences to the Company or its stockholders.

Reasons Why the Board Recommends a Vote FOR Proposal 2

         The Board of Directors believes that the acquisition of SSI was in the best interests of the Company because it added a government division that complements the work that has previously been done by the Company, which has been primarily commercial. In addition, it provides economies of scale because it substantially increased the Company's customer base and revenue without a corresponding increase in overhead costs. The Company is seeking stockholder ratification of the issuance of the 2,000,000 shares of common stock in connection with the acquisition of SSI in order to comply with the rules of the American Stock Exchange. The Board of Directors recommends that stockholders vote for the proposal so that the Company will have satisfied the concerns the American Stock Exchange has raised in connection with the transaction.

Consequences if the Stockholders Fail to Ratify the Issuance of Stock in Connection with the SSI Acquisition

         If the Company's stockholders do not ratify the issuance of common stock in connection with the SSI acquisition, the transaction will not be rescinded. In such case, the Company may request that Mr. Hashemi restructure the transaction in a manner that will satisfy the American Stock Exchange that stockholder approval was not required. There can be no assurance, however, that he would agree to amend the terms of the transaction or that the Company would be able to satisfy the American Stock Exchange that approval of any amended transaction was not required. As the Board of Directors believes that the SSI acquisition and the issuance of common stock are in the best interests of the Company, it has not held any discussions with Mr. Hashemi regarding any amendment to the transaction. If stockholders do not ratify the issuance of stock and an amendment to the transaction satisfactory to the American Stock Exchange is not agreed upon, the Company could be subject to having its common stock delisted from the American Stock Exchange.

Vote Required for Approval of Proposal 2

         Approval of Proposal 2 requires the affirmative vote of the holders of a majority of the shares represented in person or by proxy at the Annual Meeting.

Financial Information Concerning the SSI Acquisition

         This proxy statement includes as Appendix C certain historical financial statements of SSI and financial statements of the Company that reflect, under the pooling-of-interests method of accounting, the combined operations of the Company and SSI.




                                 PROPOSAL THREE
                       AMENDMENT OF 1997 STOCK OPTION PLAN


Introduction

         In April 2001, the Board of Directors of the Company unanimously approved a resolution, subject to shareholder approval, approving an amendment to the Company's 1997 Stock Option Plan (the "Plan") to increase the number of shares of Common Stock that may be issued pursuant to stock options granted there under by 700,000 shares. Before giving effect to the proposed amendment, 426,000 shares of Common Stock remained available for issuance pursuant to options granted under the Plan, which provides for the grant of options to purchase up to 1,950,000 shares of Common Stock. Thus, this proposal would increase the shares available for issuance pursuant to options granted under the Plan to 1126,000 shares.

         The Board of Directors recommends that shareholders vote for the amendment of the Plan. The Board believes the Plan provides a means for key employees and directors upon whose judgment and interest the Company is and will be largely dependent for the successful conduct of its business to increase their personal ownership interest in the Company. It is believed that such incentive awards will further the identification of directors' and key employees' interests with those of the Company's shareholders.

         A summary of the Company's 1997 Stock Option Plan follows.



Eligibility

         Directors and employees of the Company or any subsidiary of the Company are eligible to receive stock options under the Plan. The Plan also provides that both employee directors and non-employee directors are eligible for automatic grants of options.



Administration

         The Plan is administered by the Compensation Committee, which is comprised of at least two non-employee directors of the Company. In addition to having general supervisory and interpretive authority over the Plan, the Committee determines, upon the recommendation of management and subject to the terms and limits of the Plan, the employees, if any, to whom options will be granted, the time at which options are to be granted, the number of shares to be subject to each option, and the terms and conditions of exercise of options.





Award of Stock Options

Employees

         Options to purchase shares of Common Stock granted to employees under the Plan may be incentive stock options or non-statutory stock options. Incentive stock options qualify for favorable income tax treatment under Code
Section 422, while non-statutory stock options do not. The exercise price of shares of Common Stock covered by an incentive stock option may not be less than 100% (or, in the case of an incentive stock option granted to a 10% shareholder, 110%) of the fair market value of the Common Stock on the date of the option grant. The option price of Common Stock covered by a non-statutory stock option granted to an employee may not be less than 85% of the fair market value of the Common Stock on the date of grant.

         An incentive stock option shall be exercisable in any calendar year only to the extent that the aggregate fair market value (determined at the date of grant) of the Common Stock with respect to which incentive stock options are exercisable for the first time during the calendar year does not exceed $100,000.

         Options may be exercised in whole or in part at such times as may be specified by the Committee in the Participant's stock option agreement; provided that, the provisions for incentive stock options shall meet certain requirements set forth in the Plan.

Directors

         Each eligible non-employee director and employee director of the Company receives an option to purchase 15,000 shares of Common Stock following the annual stockholders meeting.

         The exercise price of these options is the market value of the Common Stock on the date of grant, and they have a term of three years and one month and become exercisable in three equal annual installments beginning on the first anniversary of the date of grant.


General

         Adjustments will be made in the number of shares which may be issued under the Plan in the event of a future stock dividend, stock split or similar pro rata change in the number of outstanding shares of Common Stock or the future creation or issuance to shareholders generally of rights, options or options for the purchase of Company Common Stock or preferred stock.


Exercise of Options

         Generally, an option may only be exercised by payment of the full purchase price in cash. If the option so provides, the option may be exercised by delivering an exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds from the option shares to pay the exercise price.


Transferability of Stock Options

         No option may be sold, transferred, pledged, or otherwise disposed of, other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order. All rights granted to a participant under the Plan shall be exercisable during his or her lifetime only by such participant, or the participant's guardians or legal representatives. Upon the death of a participant, his or her personal representative or beneficiary may exercise the participant's rights under the Plan.


Amendment of the Plan and Stock Options

         The Board of Directors may amend the Plan in such respects as it deems advisable; provided that the shareholders of the Company must approve any amendment for which shareholder approval is required by state or federal law, exchange requirements, or the Internal Revenue Code.


Federal Income Tax Consequences

         An employee or director will not incur federal income tax when he or she is granted a stock option.

         Upon exercise of a non-statutory stock option, an employee or director generally will recognize ordinary income (which in the case of an employee is subject to income tax withholding by the Company) equal to the difference between the fair market value of the Common Stock on the date of the exercise and the option price. When an employee exercises an incentive stock option, he generally will not recognize income, unless he is subject to the alternative minimum tax. Non-employee directors are not granted incentive stock options under the Plan.

         The Company usually will be entitled to a business expense deduction at the time and in the amount that the recipient of an incentive award recognizes ordinary compensation income in connection therewith. As stated above, this usually occurs upon exercise of nonstatutory options or the sale or other impermissible disposition of an incentive stock option before the applicable holding period has expired. Generally, the Company's deduction is contingent upon the Company's meeting withholding tax requirements as to employees; however, tax legislation, enacted August 10, 1993, generally imposes a $1,000,000 limitation on the amount of the annual compensation deduction allowable to a publicly-held company in respect of its chief executive officer and its four most highly paid officers. An exception is provided for certain performance-based compensation if certain shareholder approval and outside director requirements are satisfied. Because of certain interpretation issues under the statutory provisions, and in the absence of Internal Revenue Service regulations, there can be no assurance that any of the options granted under the Plan will qualify for this exception. No deduction is allowed in connection with an incentive stock option, unless the employee disposes of Common Stock received upon exercise in violation of the holding period requirements.

         This summary of Federal income tax consequences of non-statutory stock options and incentive stock options does not purport to be complete. There may also be state and local income taxes applicable to these transactions. Holders of stock options should consult their own advisors with respect to the application of the laws to them and to understand other tax consequences of the awards including possible income deferral for insiders, alternative minimum tax rules, taxes on parachute payments and the tax consequences of the sale of shares acquired under this Plan.


Vote Required

         Approval of the proposal to amend the Plan requires the affirmative vote of the majority of the shares present in person or by proxy at the annual meeting.

         The Board of Directors recommends that you vote "for" the proposal to amend the 1997 Stock Option Plan.

                                PERFORMANCE GRAPH

         The Securities and Exchange Commission requires that the Company include in this Proxy Statement a line-graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with (i) a broad equity market index and (ii) either an industry index or peer group. An initial public offering of the Company's stock occurred on October 2, 1997. The following graph compares the percentage change in the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the AMEX Market Value Index and the Russell 2000 from October 2, 1997 through December 31, 2000. Total return for the purpose of this graph assumes reinvestment of all dividends, if any. The stock price performance shown on the graph is not necessarily indicative of future price performance.

                                Cumulative Total Return

                       10/3/97         12/97       12/89         12/99    12/00

Stratesec, Inc.          100.0        114.71        17.65         16.92    26.47
Amex Market VA           100.0        100.23       107.58        137.43   141.22
Russell 2000             100.0         96.65        94.19        114.21   110.76






                              CERTAIN TRANSACTIONS

         In December 2000, the Company entered into a lease agreement with Mr. Kamran Hashemi for the lease of a building in Springfield, Virginia that the Company uses as its principal offices. The terms of the lease, which provide a monthly lease payment of $10,000, are as favorable as terms that would be available from unrelated parties.

INDEPENDENT AUDITORS

         The Board of Directors has approved a resolution retaining Argy, Wiltse & Robinson, LLP as its independent auditors for fiscal 2001.

         A representative of Argy, Wiltse & Robinson, LLP will be present at the Annual Meeting and will have an opportunity at the meeting to make a statement if he desires to do so and will be available to respond to appropriate questions.


                                  OTHER MATTERS


         The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.




Dated:  June    , 2001

                                                                     APPENDIX A

                             STRATESEC INCORPORATED
                             AUDIT COMMITTEE CHARTER

                                  Organization


There shall be a committee of the board of directors (the "Board") to be known as the audit committee (the "Committee") of STRATESEC Incorporated (the "Corporation"). The Committee shall be composed of not less than three directors who are independent of the management of the Corporation and are free of any relationship that, in the opinion of the Board, would interfere with their exercise of independent judgment as a Committee member. An "independent director" means a person other than an officer or employee of the Corporation or its subsidiaries or any other individual having a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons shall not be considered independent:

(a) a director who is or has been employed by the Corporation or any of its affiliates for the current year or any of the past three years;

(b) a director who has accepted any compensation from the Corporation or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for Board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation;

(c) a director who is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Corporation or any of its affiliates as an executive officer. Immediate family includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person's home;

(d) a director who is a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the Corporation made, or from which the Corporation received, payments (other than those arising solely from investments in the Corporation's securities) that exceed 5% of the Corporation's or business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years;

(e) a director who is employed as an executive of another entity where any of the Corporation's executives serve on that entity's compensation committee.

All members of the Committee shall be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or have finance experience or professional certification in accounting, or have other comparable experience or background. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

Under exceptional and limited circumstances, one non-independent director may serve on the Committee, provided that the Board determines it to be in the best interests of the Corporation and its shareholders, and the Board discloses the reasons for the determination in the Corporation's next annual proxy statement. Current employees or officers, or their immediate family members are not able to serve on the Committee under this exception.



Statement of Policy


The Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Corporation, and the quality and integrity of the financial reports of the Corporation. In so doing, it is the responsibility of the Committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors, and the financial management of the Corporation. Moreover, it is the responsibility of the Committee to maintain the outside auditor's accountability to the Board and the Committee, and to ensure the independence of the outside auditor.


Responsibilities


In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Corporation are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the audit committee will:


(a) Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the Corporation and its divisions and subsidiaries.

(b) Meet with the independent auditors and financial management of the Corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

(c) Review with the independent auditors, the company's internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the Committee periodically should review company policy statements to determine their adherence to the code of conduct.

(d) Review the internal audit function of the Corporation including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

(e) Receive prior to each meeting a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanation for any deviations from the original plan.

(f) Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

(g) Provide sufficient opportunity for the internal and independent auditors to meet with the members of the Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Corporation's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

(h) Review accounting and financial human resources and succession planning within the Corporation.

(i) Submit the minutes of all meetings of the Committee to, or discuss the matters discussed at each committee meeting with, the Board.

(j) Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that its appropriate.

(k) Ensure the receipt from the outside auditors of a formal written statement delineating all relationships between the auditor and the company, and actively engage in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and for taking, or recommending that the full Board take, appropriate action to oversee the independence of the outside auditor.

(l) Maintain the outside auditor's ultimate accountability to the Board and the Committee, as representatives of the shareholders, and the ultimate authority and responsibility of the Board and the Committee to select, evaluate, and, where appropriate, replace the outside auditor (or to nominate the outside auditor to be proposed for shareholder approval in any proxy statement).


                                 Implementation


The Board of the Corporation shall adopt this charter and certify with the American Stock Exchange that such adoption has occurred by June 14, 2000. The Board of the Corporation shall be in full compliance with the composition requirements of this charter and shall certify such full compliance with the American Stock Exchange by June 14, 2001.

                                                                  APPENDIX B

                                    AGREEMENT

         THIS AGREEMENT is made and entered into this 30th day of November 2000 by and among STRATESEC, Incorporated, a Delaware corporation ("SFT"), Security Systems Integration, Inc. a Virginia corporation ("SSI"), and Kamran Hashemi, the holder of all of the outstanding common stock of SSI ("Hashemi").

                                    RECITALS

         WHEREAS, SFT is an integrated single-source security systems company engaged in providing consulting and planning, engineering and design, systems integration, and maintenance and technical support services to commercial and government clients worldwide.

         WHEREAS, SSI is engaged in the design, engineering, installation, maintenance, technical support services and training of integrated security systems for the commercial and government sectors worldwide.

         WHEREAS, SFT AND SSI have determined that it is in their best interests to combine their businesses.

         WHEREAS, to effect such combination, SSI will merge with and into a newly organized wholly owned subsidiary of SFT ("New SSI") and New SSI shall merge with and into SFT (the "Merger").

         WHEREAS, to accomplish the foregoing, the parties desire to adopt a plan of reorganization to effect the merger of SSI into New SSI in accordance with the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended.

         THEREFORE, in consideration of the premises, and the mutual covenants, terms and conditions set forth herein, the parties hereto agree as follows:

                                    ARTICLE I
                                   THE MERGER

         1.1 Execution, Filing and Effective Time. On the date of the closing of the Merger, the parties agree to cause the Merger to be consummated by filing with the offices of the Delaware and Virginia Secretaries of State Certificates of Merger executed and acknowledged by SSI, New SSI and SFT and such other documents as may be required by the provisions of the Delaware General Corporation Law and as are necessary to cause the Merger to become effective. The Merger shall become effective when the Certificate of Merger and such other necessary documents are so filed with the Secretary of State of the State of Delaware (the "Effective Date").

         1.2 Constituent and Surviving Corporations. SSI and New SSI shall be the constituent corporations in the Merger. New SSI shall be the surviving corporation and at the Effective Time, the identity and separate existence of SSI shall cease. Upon the effectiveness of the Merger, the surviving corporation shall possess all of the rights, privileges, immunities, powers, franchises and authority, and be subject to all restrictions, liabilities, obligations and duties, of the constituent corporation with which it merged; all the rights, privileges, immunities, powers, franchises and authority of the constituent corporations, and all assets and properties of every description, real, personal and mixed, and every interest therein, wherever located, and all debts and other obligations belonging or due to the constituent corporations on whatever account, as well as all other things in action belonging or due to the constituent corporations, shall be vested in the surviving corporation; all rights of creditors and all liens upon any property of each constituent corporation shall be preserved unimpaired; and any claims existing or action or proceeding pending by or against any constituent corporation may be prosecuted to judgment with right of appeal by the surviving corporation.

         1.3 Conversion of Stock of SSI. At the Effective Time, without any action on the part of the holder thereof, all of the outstanding shares of SSI shall become and be converted into 2,000,000 shares of SFT common stock.

         1.4 Exchange of Stock Certificates. At the Effective Time, Hashemi shall surrender to SFT certificates representing all of the issued and outstanding shares of common stock of SSI. As promptly as practicable following the Effective Time, SFT shall instruct its transfer agent to issue to Hashemi certificates representing 2,000,000 shares of SFT common stock. The shares of SFT common stock issued to Hashemi shall not be registered under the Securities Act of 1933, as amended, and the certificates representing such shares shall bear an appropriate restrictive legend.

         1.5 Consolidation of Headquarters Facilities. As promptly as practicable following the Effective Time, SFT will consolidate its headquarters and all personnel into SSI's headquarters facilities in Springfield, Virginia. SFT will enter into a new lease for such facilities, on a triple net basis, at a rate of $120,000 per year, payable in twelve equal monthly payments. The term of the lease will be 60 months with an option to renew for an additional 60 months, with an annual CPI escalation for the term of the lease.

         1.6 Management and Board of Directors. At the Effective Time, Hashemi will become President and Chief Executive Officer of SFT's Government Services division and will be appointed to SFT's Board of Directors. Hashemi will be paid an initial annual base salary of $250,000 per annum and will receive a bonus equal to 5% of the net pre-tax profit of this division. Additionally, Hashemi will be granted options, pursuant to SFT's qualified Stock Option Plan, to purchase 200,000 shares of SFT common stock, at an exercise price equal to the higher of $1.50 per share or the closing price of SFT's common stock on November 30, 2000. Hashemi will also receive normal compensation as a member of SFT's Board of Directors. Hashemi agrees to serve as President and Chief Executive Officer of SFT's Government Services division for a minimum term of 5 years, and devote his full time and attention to the business and affairs of SFT. Furthermore, Hashemi will sign SFT's standard non-compete and confidentiality agreements.

                               ARTICLE II
                      REPRESENTATIONS AND WARRANTIES OF SSI

         2.1 Corporate Status. SSI is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Virginia, with adequate power and authority to own or lease its properties and to carry on its business as presently conducted. SSI is in good standing as a foreign corporation, and is licensed or qualified to transact business, in every jurisdiction in which the nature of the properties owned or leased by SSI or the business transacted by SSI, requires it to be so licensed or qualified.

         2.2 Due Execution and Enforceability. SSI has full power and authority to execute and deliver this Agreement, to perform fully its obligations hereunder, and to consummate the transactions contemplated hereby. SSI has duly executed and delivered this Agreement. This Agreement constitutes the legal, valid and binding obligation of SSI, enforceable against SSI in accordance with its terms.

         2.3 No Conflict or Breach. The execution, delivery and performance of this Agreement by SSI will not (i) conflict with or result in a breach of any of the provisions of the Certificate of Incorporation or By-laws of SSI, (ii) conflict with or result in a material breach of or default under any indenture, loan or credit agreement or any other agreement or instrument to which SSI is a party, or by which SSI or any of its properties or assets may be affected or bound, or (iii) require the authorization, consent, approval or license of any third party or governmental entity that has not been obtained.

         2.4      Capitalization. The authorized capital of SSI consists of
                  ---------------
10,000 shares of Common Stock, no par value per share, all of which are issued and outstanding. All of such outstanding shares are owned, by record and beneficially, by Kamran Hashemi. There are no outstanding (i) securities of SSI convertible into or exchangeable for shares of the capital stock or other securities of SSI, (ii) warrants, options, subscriptions or other rights, contingent or otherwise, obligating SSI to issue, or entitling any person to purchase or obtain, any shares of the capital stock or other securities of SSI, or (iii) other than this Agreement, any agreements or understandings with respect to the voting, sale, or transfer of, or placing any restrictions upon, shares of the capital stock of SSI. There are no preemptive or similar rights on the part of any holders of the Shares or any class of securities or other equity interests of SSI.

         2.5 Financial Statements. Attached hereto as Appendix 1 are true and complete copies of the financial statements of SSI for the periods ending December 31, 1998 and 1999, and August 31, 2000 (the "Financial Statements"). The Financial Statements fairly present the financial condition, assets, liabilities and results of operations of SSI at the date and for the period indicated, in each case, in accordance with generally accepted accounting principles, consistently applied. Since the date of the balance sheet included with the Financial Statements (the "Balance Sheet"), (i) SSI has been operated only in the ordinary course of business consistent with past practice; and (ii) there has been no bonus paid to any Director, officer or employee of SSI, no dividend or other distribution paid to any shareholder of SSI, and no other payment made other than in the ordinary course of business.

         2.6 No Undisclosed Liabilities. SSI has no material liabilities or obligations of any nature, direct or indirect, contingent or absolute, accrued or unaccrued, due or to become due, whether arising out of contract, tort, statute or otherwise, except (i) as and to the extent disclosed or reserved against in the Balance Sheet or specifically disclosed in the notes thereto,
(ii) liabilities and obligations not reflected or reserved against in the Balance Sheet that are specifically identified in Schedule 2.6 attached hereto, and (iii) liabilities and obligations that were incurred after the date of the Balance Sheet in the ordinary course of business consistent with past practice that (A) are not prohibited by this Agreement, and (B) individually and in the aggregate could not reasonably be expected to be material to SSI. Since the date of the Balance Sheet, there has not occurred or come to exist any Material Adverse Effect or any event, occurrence, fact, condition, change, development or effect that, individually or in the aggregate, could reasonably be expected to become or result in a Material Adverse Effect.

         2.7 Certain Financial Matters. As of November 30, 2000, SSI has the current assets, current liabilities, working capital, firm backlog set forth in
Schedule 2.7, and has a reasonable basis for the year 2001 projected revenue set forth in that schedule.

         2.8 Litigation, Claims, etc. Except as set forth in Schedule 2.8 attached hereto, there are no actions, suits, proceedings, claims or investigations pending or, to the knowledge of SSI, threatened against SSI, in any court or before any governmental or administrative agency. There are no outstanding orders, judgments, decrees or injunctions issued by any governmental authority against SSI, or that in any way affect its Business. There is no basis for any action, suit or proceeding, or governmental inquiry or investigation against SSI that is likely to have any Material Adverse Effect on the Business, as presently conducted.

         2.9 Contracts. SSI has delivered, or caused to be delivered, to SFT complete and correct copies of all written Contracts, and accurate descriptions of all material terms of all oral Contracts. All Contracts are legal, valid, binding, in full force and effect, and enforceable against the parties thereto. SSI is not in default in the performance, observance or fulfillment of any obligation, covenant or condition contained in any Contract. The enforceability of all Contracts against SSI and each other party thereto will not be affected in any manner by the execution, delivery or performance of this Agreement, and no Contract contains any change of control or other terms or conditions that will become applicable or inapplicable as a result of the consummation of the transactions contemplated by this Agreement.

         2.10 No Employment Contracts. There are no employment contracts, oral or written, to which SSI is bound.


         2.11 Assets. SSI has good and marketable title to, valid leasehold interests in, or valid rights under contract to use, all of the respective properties and assets (real, personal or mixed, tangible or intangible), used in connection with or necessary for the conduct of the Business (the "Assets"), in each case free and clear of any Lien, except (i) Liens reserved against in the Balance Sheet, to the extent so reserved, and (ii) Liens for Taxes not yet due and payable or which are being contested in good faith and by appropriate proceedings.

         2.12 Compliance with Laws. The Business has been established and operated in compliance with all applicable federal, state, local or other governmental laws or ordinances, and any order, rule or regulation of any federal, state, local or other governmental agency or body (including, without limitation, all environmental, energy, safety, health, zoning, anti-discrimination, antitrust, wage and hour and price and wage control laws, ordinances, orders, rules or regulations), the non-compliance with which, or the violation of which, will have a Material Adverse Effect on the Business, and SSI has not received any claim or notice of violation with respect thereto.

         2.13 Tax Matters. (a) All Returns required to be filed by SSI have been duly and timely filed and all such Returns are true and correct. All Taxes shown to be due on such Returns, or that may become due by SSI with respect to any period (or portion thereof) ending on or before the Closing Date, have been paid or have been adequately reserved for in the books and records of SSI and will not exceed $20,000 as of the Closing Date. SSI has duly and timely withheld all Taxes required to be withheld and such withheld Taxes have been either duly and timely paid to the proper governmental authority or properly set aside in accounts for such purpose and will be duly and timely paid to the proper governmental authority.

         (b) No Taxes or Returns on or with respect to SSI are currently under audit, examination or investigation by any governmental authority. No governmental authority is now asserting or threatening to assert against SSI any deficiency or claim for any such Taxes or any adjustment to such Taxes.

         2.14 Employee Benefit Plans and Arrangements. Except as described in
Schedule 2.14 attached hereto, there are no employee benefit plans, whether formal or informal, whether or not set forth in writing, and whether covering one person or more than one person, sponsored or maintained by SSI. For the purposes hereof, the term "employee benefit plan" includes all plans, funds, programs, policies, arrangements, practices, customs and understandings providing benefits of economic value to any employee, former employee, or present or former beneficiary, dependent or assignee of any such employee or former employee other than regular salary, wages or commissions paid substantially concurrently with the performance of the services for which paid. Without limitation, the term "employee benefit plan" includes all employee welfare benefit plans within the meaning of section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all employee pension benefit plans within the meaning of section 3(2) of ERISA.

         2.15 Intellectual Property. Schedule 2.15 attached hereto sets forth a complete and correct list of (i) all Intellectual Property that is owned by SSI, and (ii) all written or oral licenses and arrangements pursuant to which (A) the use by any Person of Intellectual Property is permitted by SSI, or (B) the use by SSI of Intellectual Property is permitted by any Person. Schedule 2.15 contains all Intellectual Property used or held for use in connection with, necessary for the conduct of, or otherwise material to the Business. Immediately after the Closing, SSI will own or have the right to use all Intellectual Property described on Schedule 2.15 free from any Liens.

         2.16 Insurance. Schedule 2.16 attached hereto contains a complete and correct list of all insurance policies maintained by or on behalf of SSI. SSI has delivered to SFT complete and correct copies of all such policies together with all riders and amendments thereto. Such policies are in full force and effect, and all premiums due thereon have been paid. SSI has complied in all respects with the terms and provisions of such policies.

         2.17 Affiliate Contracts. Except as set forth in Schedule 2.17 attached hereto, no stockholder, officer, director, or employee of the SSI or any Associate or Affiliate of any such Person, (i) owns directly or indirectly any interest in any Person that is a supplier, customer or competitor of or lessor to SSI, (ii) serves as Representative to any Person that is a supplier, customer or competitor of SSI, or (iii) has a debtor or a creditor relationship with SSI.

         2.18 Disclosure. No representation or warranty hereunder or information contained in the Financial Statements, or any certificate, statement or other document delivered by SSI in connection with this Agreement, contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. SSI recognizes that SFT is basing its decision to consummate the transactions contemplated by this Agreement in reliance upon the SSI's representations and warranties, the Financial Statements and the other information supplied hereunder. There is no fact known to SSI that presently materially and adversely affects the assets, liabilities, financial condition, results of operations or prospects of SSI or the Business that has not been disclosed in this Agreement, the Financial Statements, or in a certificate, statement or other document delivered by or on behalf of SSI. Copies of all documents referred to herein or delivered or made available to SFT in connection herewith, are true, correct and complete copies thereof and include all amendments, supplements and modifications thereto or waivers thereunder.

                                   ARTICLE III
                             REPRESENTATIONS OF SFT

         3.1 Corporate Status. SFT is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with adequate power and authority to own or lease its properties and to carry on its business as presently conducted. SFT is in good standing as a foreign corporation, and is licensed or qualified to transact business, in every jurisdiction in which the nature of the properties owned or leased by SFT or the business transacted by SSI, requires it to be so licensed or qualified.

         3.2 Due Execution and Enforceability. SFT has full power and authority to execute and deliver this Agreement, to perform fully its obligations hereunder, and to consummate the transactions contemplated hereby. SFT has duly executed and delivered this Agreement. This Agreement constitutes the legal, valid and binding obligation of SFT, enforceable against SSI in accordance with its terms.

         3.3 No Conflict or Breach. The execution, delivery and performance of this Agreement by SFT will not (i) conflict with or result in a breach of any of the provisions of the Certificate of Incorporation or By-laws of SFT, (ii) conflict with or result in a material breach of or default under any indenture, loan or credit agreement or any other agreement or instrument to which SFT is a party, or by which SFT or any of its properties or assets may be affected or bound, or (iii) require the authorization, consent, approval or license of any third party or governmental entity that has not been obtained.

         3.4 SEC Filings and Financial Statements. SSI has been provided copies of SFT's Form 10-K for the fiscal year ended December 31, 1999 and Form 10-Q for the nine months ended September 30, 2000, each of which include financial statements of SFT (the "SFT Financial Statements"). The SFT Financial Statements fairly present the financial condition, assets, liabilities and results of operations of SFT at the dates and for the periods indicated, in each case, in accordance with generally accepted accounting principles, consistently applied. Since September 30, 2000, (i) SFT has been operated only in the ordinary course of business consistent with past practice; and (ii) there has been no bonus paid to any Director, officer or employee of SFT, no dividend or other distribution paid to any shareholder of SFT, and no other payment made other than in the ordinary course of business.

         3.5 No Undisclosed Liabilities. SFT has no material liabilities or obligations of any nature, direct or indirect, contingent or absolute, accrued or unaccrued, due or to become due, whether arising out of contract, tort, statute or otherwise, except (i) as and to the extent disclosed or reserved against in the SFT Financial Statements or in the notes thereto, (ii) liabilities and obligations that were incurred after September 30, 2000 in the ordinary course of business consistent with past practice that (A) are not prohibited by this Agreement, and (B) individually and in the aggregate could not reasonably be expected to be material to SFT. Since September 30, 2000, there has not occurred or come to exist any Material Adverse Effect or any event, occurrence, fact, condition, change, development or effect that, individually or in the aggregate, could reasonably be expected to become or result in a Material Adverse Effect.

                                  ARTICLE IV
                        COVENANTS OF SSI, SFT and HASHEMI

         4.1 Non-competition. (a) During the period beginning of the Effective Date and ending on the second anniversary thereof (the "Restriction Period"), Hashemi shall not, without the prior written consent of SFT (which consent may be withheld in SFT's sole discretion), directly or indirectly, alone or in conjunction with any Entity (as defined below), own, manage, operate or control, or participate in the ownership, management, operation or control of, or become associated, as an employee, director, officer, advisor, agent, consultant, principal, partner, member or independent contractor with, or lender to, any person, enterprise, firm partnership, corporation, limited liability entity, cooperative, or other entity (any such person or entity, an "Entity") other than SFT and its Affiliates, engaged in or aiding others to engage in any business substantially similar to the Business.

         4.2 Confidentiality. SSI shall keep confidential any and all information relating to SFT, or this Agreement, and each Seller shall not disclose or use any such information, provided that such Seller may disclose or use any such information (i) as has become generally available to the public other than through a breach of this Agreement by such Seller or any other Seller, (ii) as becomes available to such Seller on a non-confidential basis from a source other than another party hereto, provided that such source is not known or reasonably believed by such Seller to be bound by a confidentiality agreement or other obligation of secrecy, (iii) as may be required in any report, statement or testimony required to be submitted to any governmental authority having or claiming to have jurisdiction over it, or as may be otherwise required by applicable law, or as may be required in response to any summons or subpoena or in connection with any litigation, (iv) as may be required to obtain any governmental approval or consent required in order to consummate the transactions contemplated by this Agreement or (v) as may be necessary to establish such Seller's rights under this Agreement; provided, further, that in the case of clauses (iii) and (iv), the Person intending to disclose confidential information will promptly notify the party to whom it is obliged to keep such information confidential and, to the extent practicable, provide such party a reasonable opportunity to prevent public disclosure of such information.

                                    ARTICLE V
                         CONDITIONS PRECEDENT TO CLOSING

         5.1 Conditions to Obligations of SFT. The obligations of SFT to consummate the transactions contemplated hereby shall be subject to the fulfillment, on or prior to the Effective Date, of the following covenants:

(i)      Hashemi shall be ready and able to surrender his Shares at the Closing.

(ii) All of the representations and warranties of SSI shall be true and correct.

         5.2 Conditions to Obligations of the Sellers. The obligation of SSI to consummate the transactions contemplated hereby shall be subject to the fulfillment, on or prior to the Effective Date, of the following covenants:

                                   ARTICLE VI
                                 INDEMNIFICATION

         6.1 Indemnification by SSI and Hashemi. SSI and Hashemi jointly and severally covenant and agree to defend, indemnify and hold harmless SFT, its Affiliates, and its respective Directors, officers, employees and shareholders (collectively, the "SFT Indemnitees") from and against, and pay or reimburse the SFT Indemnitees for, any and all claims, demands, liabilities, obligations, losses, fines, costs, expenses, royalties, actions, claims or investigations, deficiencies or damages (whether absolute, accrued, conditional or otherwise and whether or not resulting from third party claims), including interest and penalties with respect thereto and out-of-pocket expenses and reasonable attorneys' and accountants' fees and expenses incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of their respective rights hereunder (collectively, "Losses"), resulting from, arising out of or relating to (i) any inaccuracy of any representation or warranty when made or deemed made by such Seller herein or in connection herewith; or (ii) any failure of SSI or Hashemi to perform any covenant or agreement hereunder or fulfill any other obligation in respect hereof.

         6.2 Indemnification by SFT. SFT covenants and agrees to defend, indemnify and hold harmless SSI (the "SSI Indemnitees") from and against, and pay or reimburse SSI Indemnitees for, any and all Losses resulting from or arising out of (i) any inaccuracy in any representation or warranty made by the Buyer herein or in connection herewith; or (ii) any failure by the Buyer to perform any covenant or agreement hereunder or to fulfill any other obligation in respect hereof.

         6.3 Survival of Representations and Warranties. The representations and warranties contained in this Agreement shall survive the execution and delivery of this Agreement, any examination by or on behalf of the parties hereto, and the consummation of the transactions contemplated herein.

                                   ARTICLE VII
                                   DEFINITIONS

The following terms shall have the meanings ascribed to them below.

         "Affiliate" of a Person has the meaning given such term in the Securities Exchange Act of 1934, as amended.

          "Associate" of a Person shall mean (i) any Person of which such Person or any person included in clause (ii) hereof is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity, (iii) any trust or other estate in which such Person or any person included in clause (iii) hereof has a substantial beneficial interest or serves as trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such Person, or any relative of such spouse.

          "Business" shall mean the assets and operations of SSI as currently conducted.

         "Closing" shall have the meaning set forth in Section [ ] hereof.

          "Contract" shall mean any commitment, arrangement or agreement (written or oral).

          "Liens" shall mean any lien, adverse claim, security interest, encumbrance, charge or other restrictions or limitations of any nature whatsoever.

          "Material Adverse Effect" shall mean any event, occurrence, fact, condition, change, development or effect that is or could reasonably be expected to be materially adverse to the Business, operations, results of operations, condition (financial or otherwise), prospects, properties (including intangible properties), Assets or liabilities of the Company taken as a whole.

         "Person" shall mean any natural person, firm, partnership association, corporation, company, trust, business trust, governmental authority or other entity.

         "Representative" shall mean an accountant, counsel, consultant, officer, director, employee or agent.

          "Return" shall mean any return, report, declaration, form, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Taxes" shall mean any federal, state, provincial, local, foreign or other income, alternative, minimum, accumulated earnings, personal holding company, franchise, capital stock, net worth, capital, profits, windfall profits, gross receipts, value added, sales (including, without limitation, bulk sales), use, goods and service, excise, custom duties, transfer, conveyance, mortgage, registration, stamp, documentary, recording, premium, severance, environmental (including, without limitation, Taxes under Section 59A of the Code), real property, personal property, ad valorem, intangibles, rent, occupancy, license, occupational, employment, unemployment insurance, social security, disability, workers' compensation, payroll, health care, withholding, estimated or other similar tax, levy, impost, fee, duty or other governmental charge or assessment or deficiencies thereof (including all interest and penalties thereon and additions thereto, whether disputed or not) imposed by any governmental authority or other taxing authority.

                                  ARTICLE VIII
                                  MISCELLANEOUS

         8.1 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given when (a) delivered by hand, (b) transmitted by telecopier (assuming clear transmission) or (c) delivered, if sent by Express Mail, Federal Express or other express delivery service, or registered or certified mail, return receipt requested, to the addressee at the following addresses or telecopier numbers (or to such other addresses or telecopier number as a party may specify by notice given to the other party pursuant to this provision):

         If to SSI:

                   Security Systems Integration
                   7544 Fullerton Court
                   Springfield, VA 22153-2829

                   Fax No: (703) 912-9976



         If to Hashemi:

                   Kamran Hashemi
                   606 Brockman Court
                   Great Falls, VA 22066

                  Tel No: (703) 404-0004


         If to SFT:

                  STRATESEC, Incorporated
                  c/o KuwAm Corporation
                  2600 Virginia Avenue
                  Suite 900
                  Washington, D.C.  20037
                  Attn:    Wirt D. Walker III
                           Chairman and Chief Executive Officer

                  Fax No:  (202) 965-0886

         With a copy to:

                  Dyer Ellis & Joseph
                  600 New Hampshire Avenue, N.W.
                  Suite 1100
                  Washington, D.C.  20037
                  Attn:  John F. Kearney

                  Fax No:  (202) 944-3068

         8.2 Amendments. Except as otherwise provided herein, this Agreement may not be amended, modified or revised, in whole or in part, except by written instrument signed by all parties hereto.


         8.3 Assignability. Neither party hereto may assign any of the rights or obligations created by this Agreement except with the express written consent of the other party hereto.


         8.4 Binding Effect. The provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto, their respective personal representatives, heirs, successors and permitted assigns.

         8.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.


         8.6 Headings. All headings contained in this Agreement are inserted as a matter of convenience and for ease of reference only and shall not be considered in the construction or interpretation of any provision of this Agreement.


         8.7 Appendices. All appendices and schedules attached hereto are expressly made a part of this Agreement, as fully as though completely set forth herein, and all references to this Agreement herein or in any of such appendices and schedules shall be deemed to refer to and include all such appendices and schedules.


         8.8 Severability. Each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by applicable law. Should any term or provision of this Agreement be held invalid, illegal or unenforceable, the remainder of this Agreement, including the application of such term to the extent not invalid, illegal or unenforceable, shall not be affected thereby, and this Agreement shall be interpreted as if such term or provision, to the extent invalid, illegal or unenforceable, did not exist.


         8.9 No Waiver. No course of dealing between the parties, and no delay by either party in exercising any right, power or remedy hereunder, shall operate as a waiver thereof, or otherwise prejudice the exercise by such party of that right, power or remedy.


         8.10 Entire Agreement. This Agreement, including all appendices and schedules attached hereto, constitutes the entire agreement of the parties hereto with respect to the matters hereof and supersedes any prior oral and written understandings or agreements.

         IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

                                            STRATESEC, INCORPORATED


                                    By:
                                            ------------------------------------
                                            Wirt D. Walker III
                                            Chairman and Chief Executive Officer


                                            SECURITIES SYSTEMS INTEGRATION, INC.



                                    By:
                                            ------------------------------------
                                            Kamran Hashemi



                                            KAMRAN HASHEMI



                                            --------------------------------

                                                 APPENDIX C

                          Index to Financial Statements

Report of Independent Accountants.........................................F-2

Independent Auditor's Report..............................................F-3

Balance Sheets as of December 31, 2000 and December 31, 1999..............F-4

Statements of Operations for the years ended December 31, 2000 and December 31, 1999.....................................................F-5

Statements of Stockholders' Equity for the years ended December 31, 2000 and December 31, 1999.....................................................F-6

Statements of Cash Flows for the years ended December 31, 2000 and December 31, 1999.....................................................F-7

Notes to Financial Statements.............................................F-9

                        REPORT OF INDEPENDENT ACCOUNTANTS




To the Board of Directors and Stockholders of STRATESEC Incorporated:

In our opinion, the accompanying consolidated balance sheet and the related statements of operations, of stockholders' equity, and of cash flows present fairly, in all material respects, the financial position of STRATESEC Incorporated (formerly known as Securacom, Incorporated) at December 31, 2000, and the result of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

We have also audited Schedule II of STRATESEC Incorporated for the year ended December 31, 2000. In our opinion, this schedule presents fairly, in all material respects, the information required to be set forth therein.

The financial statements of STRATESEC Incorporated for the year ended December 31, 1999 were audited by other independent accountants whose report dated March 24, 2000 expressed an unqualified opinion on those financial statements.




McLean, Virginia
March 23, 2001

                          INDEPENDENT AUDITOR'S REPORT



To the Board of Directors and Shareholders
Stratesec, Incorporated

We have audited the accompanying balance sheet of Stratesec, Incorporated (formerly known as Securacom, Incorporated), as of December 31, 1999, and the related statements of operations, changes in shareholders' equity, and cash flows for the year then ended (which financial statements are not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Stratesec, Incorporated, as of December 31, 1999, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles before those statements were restated for the pooling of interests transaction referred to in Note 3 to the financial statements. We have not audited the financial statements of Stratesec, Incorporated for any period subsequent to December 31, 1999.

We have also audited Schedule II of Stratesec, Incorporated, for the year ended December 31, 1999 (which schedule is not presented separately herein). In our opinion, this schedule presents fairly, in all material respects, the information required to be set forth therein before this schedule was restated for the pooling of interests transaction referred to in Note 3 to the financial statements.




Frederick, Maryland
March 24, 2000

                             STRATESEC INCORPORATED

                           CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 2000 AND 1999

                                                                                         2000               1999
                                                                                   ---------------    ---------------
                                     ASSETS

Current assets
   Cash and cash equivalents                                                     $         887,214  $       3,084,443
   Accounts receivable, net of allowance for doubtful accounts of
     $350,000 in 2000, and $675,000 in 1999                                              3,953,660          2,421,374
   Costs and estimated earnings in excess of billings on uncompleted
     contracts                                                                           4,615,240          2,865,886
   Inventory, net of allowance of $70,000 in 2000 and
     $40,000 in 1999                                                                       370,882            245,903
   Other current assets                                                                     45,150              9,346
                                                                                   ---------------    ---------------

          Total current assets                                                           9,872,146          8,626,952

Property and equipment, net                                                                675,913            799,671
Note receivable from stockholder                                                           327,277            327,277
Deposits                                                                                   124,068            124,576
                                                                                   ---------------    ---------------

          Total assets                                                           $      10,999,404  $       9,878,476
                                                                                  ================   ================

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
   Accounts payable                                                              $       3,120,396  $       3,278,116
   Accrued expenses                                                                      1,020,746            719,673
   Income taxes payable                                                                  1,245,000            286,000
   Bank and other lines-of-credit                                                        2,331,555            771,532
   Billings in excess of costs and estimated earnings on uncompleted contracts             137,309          3,345,689
   Capital lease obligations                                                                69,642             72,860
   Deferred income taxes                                                                         0            159,000
                                                                                   ---------------    ---------------

          Total current liabilities                                                      7,924,648          8,632,870

Capital lease obligations                                                                   22,616             94,570
                                                                                   ---------------    ---------------

          Total liabilities                                                              7,947,264          8,727,440
                                                                                   ---------------    ---------------

Stockholders' equity
   Common  stock,  $0.01 par  value per  share;  20,000,000  shares  authorized;
     10,280,043 issued and 10,279,964 outstanding shares in
     2000, and 8,540,189 issued and 8,688,189 outstanding shares in 1999                   102,800             85,402
   Additional paid-in capital                                                           24,279,914         21,686,907
   Accumulated deficit                                                                 (21,330,410)       (20,824,359)
   Less: treasury stock of 79 shares in 2000 and (98,000) in 1999, at cost                    (164)           203,086
                                                                                   ---------------    ---------------

          Total stockholders' equity                                                     3,052,140          1,151,036

Commitments
                                                                                   ---------------   ----------------

          Total liabilities and stockholders' equity                             $      10,999,404  $       9,878,476
                                                                                  ================   ================

                             STRATESEC INCORPORATED

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                     YEARS ENDED DECEMBER 31, 2000 AND 1999




                                                                                     2000                 1999
                                                                               ---------------      ---------------

Revenue                                                                      $      23,983,154    $      14,716,439
Cost of revenue                                                                    (15,374,922)         (10,238,206)
                                                                               ---------------      ---------------

          Gross profit                                                               8,608,232            4,478,233

Selling, general and administrative expenses                                        (7,179,379)          (4,314,130)
                                                                               ---------------      ---------------

          Operating profit                                                           1,428,853              164,103

Gain on sale of equipment                                                                    0                1,601
Interest and financing fees                                                           (747,806)            (258,984)
Interest and other income                                                               75,122               14,604
                                                                               ---------------      ---------------

          Income (loss) before income taxes                                            756,169              (78,676)

Provision for income taxes                                                            (800,000)            (325,000)
                                                                               ---------------      ---------------

          Net loss                                                           $         (43,831)   $        (403,676)
                                                                               ===============      ===============

Basic and diluted net loss per share                                         $            (0.00)  $           (0.05)
                                                                               ================     ===============

Weighted-average shares outstanding                                                 10,026,501            8,099,435
                                                                               ===============      ===============

                             STRATESEC INCORPORATED

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                     YEARS ENDED DECEMBER 31, 2000 AND 1999


                                      Common Stock            Treasury Stock             Additional                     Total
                              ------------------------   ---------------------------
                                                                                          Paid-in-        Accumulated  Stockholders'
                                 Shares        Amount      Shares          Amount          Capital         Deficit        Equity
                              -----------     --------    ----------       ---------       -----------   ------------   ----------
Balance at January 1,
   1999, as previously
   reported                     6,103,522   $   61,035      (130,000)     $ (181,851)     $ 21,143,824  $ (19,800,705) $ 1,222,303

Adjustment in connection
   with pooling of
   interests (Note 3)           1,650,000       16,500       350,000         612,650          (227,805)       186,358      587,703
                              -----------     --------    ----------       ---------       -----------   ------------   ----------

Balance at January 1,
   1999, as restated            7,753,522       77,535       220,000         430,799        20,916,019    (19,614,347)   1,810,006

Net loss                                0            0             0               0                 0       (403,676)    (403,676)

Dividends paid                          0            0             0               0          (401,245)      (806,336)  (1,207,581)

Purchase of treasury stock              0            0      (122,000)       (227,713)                0              0     (227,713)

Conversion of debenture
   bonds to common stock          620,000        6,200             0               0           923,800              0      930,000

Private placement of
  common stock                    166,667        1,667             0               0           248,333              0      250,000
                               ----------     --------    ------------     ---------       -----------   ------------   ----------

Balance at December 31,
    1999                        8,540,189       85,402        98,000         203,086        21,686,907    (20,824,359)   1,151,036

Net loss                                0            0               0             0                 0        (43,831)     (43,831)

Dividends paid                          0            0               0             0                 0       (462,220)    (462,220)

Private placement of
   common stock                 1,738,188       17,382               0             0         2,589,900              0    2,607,282

Sale of common stock                1,666           16               0             0             3,107              0        3,123

Purchase of treasury
  stock                                 0        0           (98,079)       (203,250)                0              0     (203,250)
                              --------------  --------    ----------       ---------       -----------   ------------   ----------

Balance at December 31, 2000   10,280,043   $  102,800           (79)     $     (164)     $ 24,279,914  $ (21,330,410) $ 3,052,140
                               ==========     ========    ==========       ========        ==========    ===========    =========

                             STRATESEC INCORPORATED

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                     YEARS ENDED DECEMBER 31, 2000 AND 1999


                                                                                         2000                1999
                                                                                   ---------------     ---------------
Cash flows from operating activities:

   Net loss                                                                      $        (43,831)   $       (403,676)
                                                                                  ---------------     ---------------
   Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
       Depreciation and amortization                                                      280,228             201,322
       Change in allowance for doubtful accounts and inventory obsolescence              (295,000)            228,000
       Loss on sale of equipment                                                                0              (1,601)
       Deferred income taxes                                                             (159,000)             39,000
       Transfer of property and equipment to inventory                                          0            (140,308)
       (Increase) decrease in:
          Restricted cash                                                                       0           1,900,000
          Accounts receivable                                                          (1,207,286)           (190,488)
          Costs and estimated earnings in excess of billings on uncompleted
            contracts                                                                  (1,749,354)         (1,425,401)
          Inventory                                                                      (154,979)            (44,845)
          Other current assets                                                            (35,804)            165,615
       Increase (decrease) in:
          Accounts payable                                                               (157,720)          1,708,446
          Accrued expenses                                                                301,073            (322,938)
          Income taxes payable                                                            959,000             286,000
          Billings in excess of costs and estimated earnings on uncompleted
            contracts                                                                  (3,208,380)          2,597,034
                                                                                   --------------      --------------

            Total adjustments                                                          (5,427,222)          4,999,836
                                                                                   --------------      --------------

            Net cash (used in) provided by operating activities                        (5,471,053)          4,596,160
                                                                                   --------------      --------------

Cash flows from investing activities:

   Increase in notes receivable from stockholder                                                0            (490,000)
   Principal payments received under notes receivable from stockholder                          0             162,723
   Proceeds from the sale of equipment                                                          0               9,833
   Purchases of property and equipment, net                                              (156,470)           (328,020)
   Decrease (increase) in deposits                                                            508             (66,477)
                                                                                   --------------      --------------

            Net cash used in investing activities                                        (155,962)           (711,941)
                                                                                   --------------      --------------

Cash flows from financing activities:

   Dividend payments                                                                     (462,220)         (1,207,581)
   Net borrowings under bank line-of-credit                                             1,560,023             771,532
   Repurchase of common stock                                                            (203,250)           (227,713)
   Proceeds from the issuance of common stock                                           2,610,405             250,000
   Principal payments under capital lease obligations                                     (75,172)            (68,672)
   Principal payments on debentures                                                             0            (872,404)
                                                                                   --------------      --------------

            Net cash provided by (used in) financing activities                         3,429,786          (1,354,838)
                                                                                   --------------      --------------

Net (decrease) increase in cash                                                        (2,197,229)          2,529,381

Cash and cash equivalents at the beginning of the year                                  3,084,443             555,062
                                                                                   --------------      --------------

Cash and cash equivalents at the end of the year                                 $        887,214    $      3,084,443
                                                                                  ===============     ===============


                             STRATESEC INCORPORATED

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 2000 AND 1999


NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Description of business and principles of consolidation

The accompanying financial statements include the accounts of STRATESEC Incorporated (SFT) and its wholly-owned subsidiary, Security Systems Integration, Inc. (SSI) (collectively referred to as the Company). SFT, formerly known as Securacom Incorporated, is incorporated under the laws of the State of Delaware to provide comprehensive security solutions for large commercial and government facilities worldwide.

At  December  31,  1996,  SFT  was  approximately  91  percent  owned  by  KuwAm
Corporation, two private investment partnerships (of which KuwAm serves as general partner), Special Situations Investment Holdings, Ltd., and Special Situations Investments Holdings L.P.II; and certain individual limited partners of the investment partnerships (the KuwAm Group). On October 1, 1997, the Company completed an initial public offering and sold 1,400,000 shares of common stock and the KuwAm Group sold 808,000 shares of stock. At December 31, 2000 and 1999, the KuwAm Group owned approximately 11 percent and 38 percent of the Company, respectively.

On November 30, 2000, the Company acquired  Security Systems  Integration,  Inc.
(SSI). To effect the combination, SSI merged into a newly organized wholly-owned subsidiary of the Company (Note 3). SSI is a security systems company that provides design, engineering, installation, maintenance, technical support, and training services, primarily to the federal government.

All significant intercompany balances and transactions have been eliminated in consolidation.

Use of estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

Concentrations of credit risk and fair value of financial instruments

The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of cash, money market funds and trade accounts receivable. The Company places its cash and money market funds with high credit quality institutions. In general, such investments exceed the FDIC insurance limit.

The Company provides credit to its clients in the normal course of business. The Company routinely assesses the financial strength of its clients and, as a consequence, believes its trade accounts receivable exposure is limited.

The carrying value of financial instruments potentially subject to valuation risk (principally consisting of cash, accounts receivable and accounts payable) approximates fair market value.

Revenue recognition

The Company derives its revenue principally from long-term contracts, which are generally on a fixed-price basis. Revenue on fixed-price contracts includes direct costs and allocated indirect costs incurred plus recognized profit. Revenue is recognized under fixed-price contracts on the percentage-of-completion basis. The percentage of completion of individual contracts includes management's best estimates of the amounts expected to be realized on the contracts. It is at least reasonably possible that the amounts the Company will ultimately realize could differ materially in the near term from the amounts estimated in arriving at the earned revenue and costs and estimated earnings in excess of billings on uncompleted contracts.

Contract costs include all direct material, direct labor and subcontract costs. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions and estimated profitability, including those arising from contract revisions and final contract settlements, may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

The asset "costs and estimated earnings in excess of billings on uncompleted contracts" represents revenue recognized in excess of amounts billed to clients. The liability "billings in excess of costs and estimated earnings on uncompleted contracts" represents billings in excess of revenue recognized.

Cash equivalents

The Company considers all highly liquid instruments with original maturities of three months or less to be cash equivalents.

Inventory

Inventory consists of equipment and parts held for sale and is stated at the lower of cost or market, with cost being determined by the first-in, first-out method.

Property and equipment

Property and equipment is stated at cost less accumulated depreciation and amortization. Depreciation and amortization of property and equipment is computed using the straight-line method over the estimated useful lives of three to ten years. Amortization of leasehold improvements is computed using the straight-line method over the shorter of the estimated useful lives of the assets or the term of the related lease.

Income taxes

Income taxes have been recorded using the liability method. The income tax provision includes federal and state income taxes both currently payable and changes in deferred taxes due to differences between financial reporting and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets and liabilities are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Loss per share

The Company has adopted SFAS No. 128, "Earnings Per Share" (EPS), which requires public companies to present basic earnings per share and, if applicable, diluted earnings per share. Basic EPS is based on weighted-average number of shares outstanding without consideration of common stock equivalents. Diluted EPS is based on the weighted-average number of common and common equivalent shares outstanding. When dilutive, the calculation takes into account the shares that may be issued upon exercise of stock options and warrants, reduced by the shares that may be repurchased with the funds received from the exercise, based on the average price during the year.

Stock options and warrants have not been included in the calculation of dilutive earnings per share as their inclusion would be antidilutive.


NOTE 2 - OPERATIONS

As shown in the accompanying financial statements, the Company has incurred recurring operating losses and has an accumulated deficit of $21,330,410 at December 31, 2000. The Company's continued existence is dependent upon its ability to generate profitable operations and, if necessary, secure financing to fund future operations. Management is addressing these matters by reducing overhead expenses and reorganizing the Company's management structure. Management believes that actions previously and presently taken to revise the Company's operating and financial requirements are sufficient to fund future operations.

NOTE 3 - BUSINESS COMBINATION

On November 30, 2000, the Company acquired  Security Systems  Integration,  Inc.
(SSI) in a business combination accounted for as a pooling of interests. SSI became a wholly-owned subsidiary of the Company through the exchange of 1,650,000 in newly-issued shares and 350,000 in treasury shares of the Company's common stock for all of the outstanding stock of SSI. The accompanying financial statements for 2000 are based on the assumption that SFT and SSI were combined for the full year. Financial statements for prior years have been restated to give effect to the combination.

Prior to the merger, SSI paid cash dividends of $462,220 ($0.05 per share) and $806,336 ($0.10 per share) in 2000 and 1999, respectively, and paid a return of capital dividend of $401,245 ($0.05 per share) in 1999. Per share amounts are based on the equivalent number of common shares that would have been outstanding during these years, after giving effect to the pooling of interest in 2000.

Summarized results of operation of the separate companies for the period for January 1, 2000 through September 30, 2000, the last completed quarter prior to the date of acquisition, are as follows:

                                                SFT                SSI
                                         ---------------    ---------------

     Net revenue                       $      11,864,407  $       6,869,531
                                         ===============    ===============

     Net income                        $         365,636  $       1,215,931
                                        ================   ================

The summarized assets and liabilities of the separate companies on September 30, 2000, the last completed quarter prior to the date of acquisition, were as follows:

                                                                                          SFT                SSI
                                                                                   ---------------    ---------------
     Cash and cash equivalents                                                   $         228,523  $          67,667
     Accounts receivable                                                                 4,237,962          1,063,929
     Costs and estimated earnings in excess of billings on uncompleted
       contracts                                                                         3,608,966                  0
     Other current assets                                                                  937,558            104,372
     Property, plant and equipment, net                                                    525,413            214,733
     Other assets                                                                           78,061            377,277
                                                                                   ---------------    ---------------

     Total assets                                                                        9,616,483          1,827,978

     Current liabilities                                                                (5,558,426)        (2,121,197)
     Noncurrent liabilities                                                                (43,515)           (18,759)
                                                                                   ---------------    ---------------

     Stockholder' equity (deficit)                                               $       4,014,542  $        (311,978)
                                                                                   ===============    ===============

The following is a reconciliation of the amounts of revenue and net income previously reported for 1999 with amounts restated for the business combination:

     Revenue:
       SFT, as previously reported                           $      10,631,131
       SSI                                                           4,085,308
                                                               ---------------

       As restated                                           $      14,716,439
                                                               ===============

     Net (loss) income
       SFT, as previously reported                           $        (932,838)
       SSI                                                             529,162
                                                               ---------------

       As restated                                           $        (403,676)
                                                               ===============

     Basic and diluted net (loss) income per share
       SFT, as previously reported                           $          (0.15)
       SSI                                                               0.10
                                                               --------------

       As restated                                           $          (0.05)
                                                               ==============



NOTE 4 - COST AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS AND BILLINGS IN EXCESS OF COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

Cost and estimated earnings in excess of billings on uncompleted contracts, as well as the related billings in excess of costs and estimated earnings on uncompleted contracts, represent revenue recognized on long-term fixed-price contracts based on the percentage-of-completion method less the related billings to date. Revenue recognized in excess of billing is included in the asset balance and billings in excess of recognized revenue is included in the liability balance.


NOTE 5 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following at December 31:

                                                            2000          1999
                                                          ----------   ---------

     Office furniture and equipment                      $   611,493  $  611,493
     Computer equipment                                      441,857     531,395
     Leasehold improvements                                  191,836     191,837
     Vehicles                                                159,251     143,619
     Computer software                                        63,694      48,193
                                                          ----------   ---------

                                                           1,468,131   1,526,537
     Less:  accumulated depreciation and amortization       (792,218)  (726,866)
                                                          ----------   ---------

                                                         $   675,913  $  799,671
                                                          ==========   =========

Equipment purchased under capital leases approximated $342,000 at December 31, 2000 and 1999. Accumulated depreciation on those assets approximated $272,000 and $201,000 at December 31, 2000 and 1999, respectively.

Depreciation and amortization expense on property and equipment (including equipment under capital leases) was $280,228 and $201,322 for the years ended December 31, 2000 and 1999, respectively.


NOTE 6 - NOTE RECEIVABLE FROM STOCKHOLDER

The note receivable from stockholder (with an original balance of $490,000) is unsecured, with installments of principal and interest (at 7.0%) of $3,260 due monthly through September 2029. During the year ended December 31, 1999, principal payments of $162,723 were received in excess of the amounts required by the note receivable. Accordingly, no principal payments have been received during the year ended December 31, 2000 and the remaining balance has been classified as noncurrent.

NOTE 7 - BANK AND OTHER LINES-OF-CREDIT

Bank and other lines-of-credit consists of the following at December 31:

                                                                                         2000              1999
                                                                                  ----------------  ----------------
   Line-of-credit  with  financing  company  (maximum  amount of 80% of eligible accounts receivable),  due on demand, with interest (computed as a discount on amounts  factored and the duration  that the factored  amount is unpaid)
     due monthly. Discounts range from 2.5% - 4.5%. This line-of-credit is
     secured by accounts receivable and inventory.                                $      1,799,681  $        771,532

   Bank line-of-credit (maximum amount of $450,000), due on demand with interest at the bank's prime rate (9.5% at December 31, 2000). The line-of-credit is secured by a certificate of deposit, and expires, if not
     renewed, on May 31, 2001.                                                             450,000                 0

   Bank  line-of-credit  (maximum  amount  of  $100,000),  due on  demand,  with interest at the bank's prime rate plus 1.75%  (11.25% at December 31, 2000)
     due monthly. This line-of-credit is secured by equipment and machinery
     and expired on March 5, 2001.                                                          81,874                 0
                                                                                    --------------    --------------

     Total                                                                        $      2,331,555  $        771,532
                                                                                    ==============    ==============

Interest expense related to the lines-of-credit, which approximated interest paid, aggregated $447,806 and $258,984 for the years ended December 31, 2000 and 1999, respectively.


NOTE 8 - NOTES PAYABLE TO STOCKHOLDERS

During April 1998, the Company's board of directors approved issuance of up to $2 million in convertible subordinated debentures in an effort to provide additional working capital. In 1998, the Company sold $1,850,000 of these debentures to related parties, with 185,000 warrants attached to purchase common stock of the Company at $2.50 per share. The debentures bear interest at 10 percent semiannually. The value of the warrants was $71,393 at issuance and was determined by the Company, using the Black-Scholes valuation model and was recorded as additional paid-in capital. All 185,000 warrants are outstanding at December 31, 2000, but expire in April 2001.

During February 1999, the Company paid $872,404 of the outstanding $1,802,404 debt at December 31, 1998. During September 1999, the remaining $930,000 of debentures was converted to 620,000 shares of common stock at $1.50 per share.


NOTE 9 - ACCRUED EXPENSES

Accrued expenses are summarized as follows as of December 31:

                                                      2000           1999
                                                   -----------     ----------

     Accrued payroll and related liabilities     $     228,669   $    105,643
     Legal judgment                                    262,290        262,290
     Accrued interest and penalties                    300,000              0
     Directors fees                                     17,500              0
     Sales tax                                         111,666         38,649
     Other                                             100,621        313,091
                                                   -----------     ----------

                                                 $   1,020,746   $    719,673
                                                  ============    ===========

NOTE 10 - RELATED PARTY TRANSACTIONS

The Company issued subordinated debentures in the amount of $1,850,000 with 185,000 warrants attached and incurred related interest to the KuwAm Corporation and other related parties of $180,992 for the year ended December 31, 1998. No interest was incurred under these debentures during the years ended December 31, 1999. In 1999, the Company paid, in two separate transactions, $872,404 and issued 620,000 shares of common stock to extinguish the debt.

During 1999, the Company sold 166,667 shares of common stock in a private placement at a price of $1.50 per share to two related parties.

During 2000, the Company sold 175,688 shares in a private placement at a price of $1.50 per share to one related party.

During 2000, the Company entered into a noncancelable lease agreement with a stockholder for office space in Springfield, Virginia. The lease agreement provides for payments of $10,000 per month through December 31, 2005 and has been included in the operating lease commitment schedule in Note 17.


NOTE 11 - STOCK WARRANTS

In conjunction with its initial public offering in 1997, the Company issued to the underwriter, at a purchase price of $0.001 per warrant, warrants to purchase up to an aggregate of 140,000 shares of common stock at an exercise price of $13.18 per share, all of which are outstanding at December 31, 2000. These warrants expire on October 7, 2001.


NOTE 12 - EMPLOYEE STOCK OPTIONS

In 1997, the board of directors approved the adoption of the 1997 Stock Option Plan. The 1997 Stock Option Plan provides for the grant of nonqualified options to purchase up to 500,000 shares of the Company's common stock and was amended to increase the grant of options up to 1,950,000 shares. Options may be granted to employees, officers, directors and consultants of the Company for the purchase of common stock of the Company at a price not less than the fair market value of the common stock on the date of the grant. The term of all options granted is three years and one month, with vesting occurring ratably over three years.

The Company has elected to follow Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in measuring compensation expense for its stock warrants and options. Under APB No. 25, because the exercise price of the Company's employee stock warrants and options is not less than the fair market value of the underlying stock on the date of grant, no compensation expense is recognized. However, SFAS No. 123, "Accounting for Stock-Based Compensation," requires presentation of pro forma net income and earnings per share as if the Company had accounted for its employee stock warrants and options, granted subsequent to December 31, 1994, under the fair value method of that statement. For purposes of pro forma disclosure, the estimated fair value of the warrants and options is amortized to expense over the vesting period. Under the fair value method, the Company's net loss in 2000 would have increased by $225,000 or $0.02 per share on a basic and diluted basis. Under the fair value method, the Company's net loss in 2000 would have increased by $186,000 or $0.03 per share on a basic and diluted basis.

The weighted-average fair value of the individual warrants and options granted during 2000 and 1999 is estimated as $1.61 and $1.22, respectively, on the date of grant. The fair values were determined using a Black-Scholes option-pricing model with the following assumptions:

                                                    2000               1999
                                                -----------        --------
     Dividend yield                                   -                  -
     Volatility                                     140%               125%
     Risk-free interest rate                        5.50%              6.48%
     Expected life                                 3 years            3 years

Stock option activity during the years ended December 31, 2000 and 1999 is summarized below:

                                                                   Weighted
                                                                    Average
                                                    Number         Exercise
                                                 of Shares           Price

     Outstanding at January 1, 1999                 610,000       $   4.87

       Granted                                      727,500           1.65
       Exercised                                       -                -
       Forfeited                                   (174,500)          4.53
                                              -------------       --------

     Outstanding at December 31, 1999             1,163,000           1.84

       Granted                                      873,000           2.03
       Exercised                                     (1,666)          1.88
       Forfeited                                   (126,334)          2.48
                                              -------------       --------

     Outstanding at December 31, 2000             1,908,000       $   1.92
                                              =============        =======

The  following  table   summarizes   information   concerning   outstanding  and
exercisable warrants and options at December 31, 2000.

                                                                  Weighted-Average
                                                                      Remaining                  Warrants and
           Exercise                       Number                     Contractual                    Options
            Price                        Outstanding                 Life (Years)                  Exercisable
       --------------                -------------------         --------------- -----        ----------------
             $ 2.375                      170,000                       0.19                         113,333
               2.500                       93,000                       0.42                          62,000
               1.500                      288,000                       1.26                         142,667
               1.875                      339,000                       1.05                         113,000
               1.250                      145,000                       1.50                          48,333
               1.500                      520,000                       2.93                           -
               2.750                      253,000                       2.50                           -
               3.000                      100,000                       2.25                           -


NOTE 13 - INCOME TAXES

The Company's provision for income taxes differs from the amount of income tax determined by applying the applicable federal and state statutory income tax rates to the income (loss) before income taxes due to the Company's merger with SSI, for which an income tax provision has been provided based on its income before income taxes, and to changes in the SFT's valuation allowance, which has been established for the net operating loss carryforwards and temporary differences that are not presently considered likely to be realized.
The provision for income taxes consists of the following for the years ended December 31:

                                                2000               1999
                                           --------------     ---------
         Current income taxes
             Federal                     $        806,000   $         241,000
             State                                153,000              45,000
         Deferred income taxes
             Federal                             (134,000)             33,000
             State                                (25,000)              6,000
                                           --------------     ---------------

                                         $        800,000   $         325,000
                                           ==============     ===============

The deferred income tax asset results from differences in the bases for assets and liabilities presented in the financial statements and the amounts reported in the income tax returns.

                                                        2000           1999
                                                      ----------    ---------

     Current assets and liabilities
       Allowance for doubtful accounts              $    140,000   $  270,000
       Unamortized Section 481 adjustment                      0      159,000
       Accrued vacation pay and other                     19,000       21,000
       Provision for legal judgment                      105,000      105,000
       Inventory allowance                                28,000       16,000
                                                      ----------    ---------

                                                         292,000      571,000
       Valuation allowance                              (292,000)    (412,000)
                                                      ----------    ---------

     Net current deferred tax asset (liability)     $          0   $  159,000
                                                      ==========    =========


     Noncurrent assets and liabilities
       Depreciation                                 $    (39,000)  $  (39,000)
       Net operating loss carryforward                 8,422,000    7,849,000
                                                      ----------    ---------

                                                       8,383,000    7,810,000
       Valuation allowance                            (8,383,000)  (7,810,000)
                                                      ----------    ---------

     Noncurrent deferred tax asset (liability)      $          0   $        0
                                                      ==========    =========

During the years ended December 31, 2000 and 1999, the valuation allowance established for the net operating loss carryforwards and temporary differences that are not presently considered likely to be realized were increased by $453,000 and $360,000, respectively.

As of December 31, 2000, the Company has net operating loss carryforwards of approximately $21,100,000, which expire, if not utilized, in various years through 2020.

The ability of the Company to utilize net operating losses of approximately $3.5 million, which were incurred prior to 1992, may be limited due to significant ownership changes that have occurred since these losses were created.

The Company's initial public offering (IPO) also created an ownership change, however, net operating losses of approximately $8.7 million incurred after 1992, but before the IPO, are expected to be utilized, if sufficient income is generated before they expire.

NOTE 14 - RETIREMENT PLAN

The Company  maintains a defined  contribution  401(k) profit  sharing plan (the
Plan) for all employees who have attained the age of 21 and completed three months of service. Participants may make voluntary contributions to the Plan up to the maximum amount allowable by law, but not to exceed 15% of their annual compensation. The Company contributes an amount equal to 25% of the lesser of each participant's voluntary contribution or 5% of their annual compensation. Company contributions to the Plan vest to the participants ratably over a two year period. Company contributions to the Plan were $27,000 and $20,000, for the years ended December 31, 2000 and 1999, respectively.


NOTE 15 - EMPLOYMENT AND CONSULTING AGREEMENTS

The Company entered into a consulting agreement with its chairman (who is also managing partner of KuwAm Corporation) which provides for an annual consulting fee of $145,000 through March 31, 2002. As of February 1998, the annual consulting fee under this agreement was reduced by 10 percent.


NOTE 16 - SIGNIFICANT CLIENTS

During the year ended December 31, 2000, contracts with three clients accounted for approximately 29 percent, 19 percent and 13 percent of revenue. For the year ended December 31, 1999, contracts with three clients accounted for approximately 33 percent, 9 percent and 7 percent of revenue.


NOTE 17 - COMMITMENTS

The Company leases office space for its headquarters in Springfield, Virginia and satellite facilities under the terms of noncancelable operating leases, which expire at various dates through December 2005. The Company also leases equipment and automobiles under the terms of capital lease agreements, which expire at various dates through November 2002. The following is a schedule of the future minimum lease payments required under operating and capital leases that have initial or remaining terms in excess of one year as of December 31, 2000:

                                                                                   Capital Lease        Operating
         Years ending December 31,                                                   Obligations          Leases
         ------------------------                                                -----------------  ------------
                    2001                                                         $         79,235   $        257,000
                    2002                                                                   25,813            236,000
                    2003                                                                        0            179,000
                    2004                                                                        0            164,000
                    2005                                                                        0            164,000
                                                                                   --------------     --------------

          Total minimum lease payments                                                    105,048   $      1,000,000
                                                                                                      ==============
          Less: imputed interest                                                          (12,790)
                                                                                   --------------

          Present value of minimum lease payments                                         92,258
          Current portion of capital lease obligations                                   (69,642)
                                                                                     -----------

          Noncurrent portion of capital lease obligations                         $       22,616
                                                                                     ===========

Rent expense aggregated $287,000 and $242,000 for the years ended December 31, 2000 and 1999, respectively.

                              STRATESEC INCORPORATED
                                   BALANCE SHEETS

                                                                           December 31,          March 31,
                                                                              2000*                2001
                                                                              -----                ----
                                                                                               (Unaudited)
ASSETS
Current Assets
        Cash and cash equivalents                                         $    887,214        $     892,585
        Accounts receivable, net of allowance for doubtful
              accounts of $350,000 in 2000 and 2001                          3,953,660            4,103,655
        Costs and estimated earnings in excess of
              billings on uncompleted contracts                              4,615,240            5,831,351
        Inventory, net of allowance of $70,000 in 2000
              and 2001                                                         370,882              814,082
        Other current assets                                                    45,150              211,482
                                                                         -----------------   -----------------
              Total current assets                                           9,872,146           11,699,921

Property and Equipment, net                                                    675,913              676,054
Note Receivable from Stockholder                                               327,277              327,277
Other Assets                                                                   124,068              123,203
                                                                         -----------------   -----------------
                                                                           $10,999,404         $ 12,826,455
                                                                         =================   =================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
        Accounts payable                                                   $ 3,120,396         $  3,245,482
        Accrued expenses and other                                           1,020,746            1,531,607
        Income taxes payable                                                 1,245,000            1,245,000
        Bank and other lines of credit                                       2,331,555            3,369,560
        Billings in excess of costs and estimated earnings
              on uncompleted contracts                                         137,309              137,309
        Capital lease obligations
                                                                                69,642               69,642
                                                                         -----------------   -----------------
              Total current liabilities                                      7,924,648            9,598,600

Long-Term Liabilities
        Capital lease obligations, less current maturities                      22,616               22,616


Commitments and Contingencies                                                        -                   -
Shareholders' Equity
        Common stock, $0.01 par value per share; authorized
              20,000,000 shares; 10,280,043 issued and 10,279,964
              outstanding shares in 2000 and 2001                              102,800              102,800
        Treasury stock, 79 shares in 2001                                         (164)                (164)
        Additional paid-in capital                                          24,279,914           24,279,914
        Accumulated deficit                                                (21,330,410)         (21,177,311)
                                                                         -----------------   -----------------
                                                                             3,052,140            3,205,239
                                                                         -----------------   -----------------
                                                                           $10,999,404         $ 12,826,455
                                                                         =================   =================


  * Derived from audited financial statements as of December 31, 2000.

                        STRATESEC INCORPORATED
                       STATEMENTS OF OPERATIONS
                              (Unaudited)

                                                                          Three Months Ended
                                                                               March 31,
                                                                        2000              2001
                                                                        ----              ----
Earned revenues                                                    $ 4,362,480       $  4,461,804
Cost of earned revenues                                              2,686,801          2,705,468
                                                                 -------------------------------------
        Gross profit                                                 1,675,679          1,756,336

Selling, general and administrative expenses                         1,380,847          1,496,152
                                                                 -------------------------------------
        Operating income (loss)                                        294,832            260,184

Other income (expense)                                                (100,943)          (104,701)
                                                                 -------------------------------------
        Net income before income tax provision                         193,889            155,483

Income tax provision
                                                                 -------------------------------------
        Net income (loss)                                         $    193,889      $     155,483
                                                                 =====================================

Net income (loss) per share - basic                              $        0.02      $       0.02
                                                                 =====================================

Net income per share - diluted                                   $        0.02      $       0.01
                                                                 =====================================

Weighted average common shares outstanding - basic                   9,240,861        10,279,780
                                                                 =====================================

Weighted average common shares outstanding - diluted                 9,547,893        10,514,364
                                                                 =====================================

                                               STRATESEC INCORPORATED
                                              STATEMENTS OF CASH FLOWS
                                                     (Unaudited)

                                                                                   Three Months Ended
                                                                                       March 31,
                                                                                 2000              2001
                                                                                 ----              ----
Cash Flows from Operating Activities:
       Net income (loss)                                                    $   193,889       $   155,483
       Adjustments to reconcile net income (loss)
           to net cash used in operating activities:
               Depreciation and amortization                                     41,361            54,619
               Changes in operating assets and liabilities:
                    Accounts receivable                                      (1,389,225)         (403,811)
                    Costs and estimated earnings in excess
                        of billings on uncompleted contracts                   (149,629)         (809,061)
                    Inventory                                                  (167,078)         (443,200)
                    Other current assets                                         (5,453)         (166,332)
                    Other assets                                                   (550)           (1,519)
                    Accounts payable                                           (632,519)          125,086
                    Accrued expenses and other                                    2,863           510,861
                    Billings in excess of costs and estimated
                        earnings on uncompleted contracts                        90,059                 -
                                                                           -----------------------------------
           Total adjustments                                                 (2,210,171)       (1,133,357)
                                                                           -----------------------------------
               Net cash provided (used) by operating activities              (2,016,282)         (977,874)

Cash Flows from Investing Activities:
       Acquisition of plant and equipment                                       (66,375)          (54,760)
                                                                           -----------------------------------
               Net cash provided (used) by investing activities                 (66,375)          (54,760)

Cash Flows from Financing Activities:
       Proceeds from line of credit                                             384,957         1,038,005
       Proceeds from private placement of common stock                        2,057,282                 -
       Dividends paid                                                        (1,289,269)                -
       Principal payments on capital lease obligations                          (21,001)                -
       Purchase of treasury stock                                               (75,000)                -
                                                                           -----------------------------------
               Net cash provided (used) by financing activities               1,056,969         1,038,005
                                                                           -----------------------------------

Net increase (decrease) in cash and cash equivalents                         (1,025,688)            5,371

       Cash and cash equivalents at beginning of period                       3,084,443           887,214
                                                                           -----------------------------------
       Cash and cash equivalents at end of period                           $ 2,058,755       $   892,585
                                                                           ===================================
Supplemental Disclosures of Cash Flow Information:
       Cash paid for:
           Interest expense                                                 $    85,370      $   104,873
           Income taxes                                                               -                -

Supplemental Schedule of Non-cash Financing and
       Investing Activities:
           Sale of common stock by receipt of note receivable               $   550,000                -


                         NOTES TO FINANCIAL STATEMENTS


1.       Basis of Presentation

         The unaudited balance sheet as of March 31, 2001 and unaudited statement of operations and statement of cash flows for the three months ended March 31, 2000 and 2001 are condensed financial statements prepared in accordance with the rules and regulations of the Securities and Exchange Commission. Accordingly, they omit certain information included in complete financial statements and should be read in conjunction with the financial statements and notes included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission on March 30, 2001.

         In the opinion of the Company, the unaudited financial statements at March 31, 2001 and for the three months ended March 31, 2000 and 2001 include all adjustments, consisting only of normal recurring adjustments necessary for a fair presentation of the financial position and results of operations for such periods. Results of operations for the three months ended March 31, 2001 are not necessarily indicative of results to be expected for the full year.

         On November 30, 2000, the Company acquired Security Systems Integration, Inc. (SSI) in a business combination accounted for as a pooling of interests. In the transaction, SSI merged with a wholly owned subsidiary of the Company, which then merged into the Company. The Company exchanged of 1,650,000 in newly-issued shares and 350,000 in treasury shares of its common stock for all of the outstanding stock of SSI.

2. Cost and Estimated Earnings on Uncompleted Contracts and Billings in Excess of Costs and Estimated Earnings on Uncompleted Contracts

         Cost and estimated earnings in excess of billings on uncompleted contracts, as well as the related billings in excess of costs and estimated earnings on uncompleted contracts, represent revenue recognized on long-term fixed-price contracts based on the percentage-of-completion method less the related billings to date. Revenue recognized in excess of billing is included in the asset balance and billings in excess of recognized revenue is included in the liability balance.

February 13, 2001


To the Sole Stockholder and Director
         of Security Systems Integrations, Inc.:

We have reviewed the accompanying balance sheet of Security Systems Integrations, Inc. as of September 30, 2000 and the related statements of income, of stockholder's deficit, and of cash flows for the nine month period then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of Security Systems Integrations, Inc.

A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.

                       SECURITY SYSTEMS INTEGRATIONS, INC.

                                  BALANCE SHEET

                               SEPTEMBER 30, 2000


                                     ASSETS
Current assets

     Cash and cash equivalents                                                                      $         67,667
     Accounts receivable                                                                                   1,063,929
     Other current assets                                                                                    104,372
                                                                                                      --------------

         Total current assets                                                                              1,235,968

Property and equipment, net                                                                                  214,733
Note receivable from stockholder                                                                             327,277
Deposit                                                                                                       50,000
                                                                                                      --------------

         Total assets                                                                               $      1,827,978
                                                                                                      ==============

                      LIABILITIES AND STOCKHOLDER'S DEFICIT

Current liabilities

     Accounts payable and accrued expenses                                                          $        421,549
     Accrued payroll and related liabilities                                                                  86,192
     Income taxes payable                                                                                  1,066,000
     Notes payable                                                                                           418,456
     Deferred income taxes                                                                                   129,000
                                                                                                      --------------

         Total current liabilities                                                                         2,121,197

Notes payable                                                                                                 18,759
                                                                                                      --------------

         Total liabilities                                                                                 2,139,956
                                                                                                      --------------

Stockholder's deficit

     Common stock - no par value, 10,000 shares authorized, issued, and
       outstanding                                                                                               100
     Accumulated deficit                                                                                    (312,078)
                                                                                                      --------------

         Total stockholder's deficit                                                                        (311,978)

Commitments

         Total liabilities and stockholder's deficit                                                $      1,827,978
                                                                                                      ==============

                       SECURITY SYSTEMS INTEGRATIONS, INC.

                               STATEMENT OF INCOME

                   NINE MONTH PERIOD ENDED SEPTEMBER 30, 2000



Revenue                                                                                             $      6,869,531
                                                                                                      --------------

Costs and expenses

    Direct materials                                                                                       2,830,947
    Direct labor                                                                                             351,919
    Other direct costs                                                                                       711,260
    Indirect costs                                                                                         1,009,474
                                                                                                      --------------

                                                                                                           4,903,600

Income before income taxes                                                                                 1,965,931

Provision for income taxes                                                                                   750,000
                                                                                                      --------------

Net income                                                                                          $      1,215,931
                                                                                                      ==============

                       SECURITY SYSTEMS INTEGRATIONS, INC.

                       STATEMENT OF STOCKHOLDER'S DEFICIT

                   NINE MONTH PERIOD ENDED SEPTEMBER 30, 2000





                                                                Common Stock                                      Total
                                                    ----------------------------------
                                                                                            Accumulated       Stockholder's
                                                         Shares            Amount              Deficit           Deficit
Balance at December 31, 1999                                 10,000   $           100    $        (90,816)  $       (90,716)

Dividends paid                                                    -                 -          (1,437,193)       (1,437,193)

Net income for the nine month period ended
   September 30, 2000                                             -                 -           1,215,931         1,215,931
                                                      -------------     -------------      --------------     -------------


Balance at September 30, 2000                                10,000   $           100    $       (312,078)  $      (311,978)
                                                      =============     =============      ==============     =============

                       SECURITY SYSTEMS INTEGRATIONS, INC.

                             STATEMENT OF CASH FLOWS

                   NINE MONTH PERIOD ENDED SEPTEMBER 30, 2000


Cash flows from operating activities:

   Net income                                                                                       $      1,215,931
                                                                                                      --------------
   Adjustments to reconcile net income to net cash used in operating activities:
       Depreciation and amortization                                                                          38,418
       Deferred income taxes                                                                                 (30,000)
       Increase in:
         Accounts receivable                                                                                (875,817)
         Other current assets                                                                                (99,516)
       Increase (decrease) in:
         Accounts payable and accrued expenses                                                                74,693
         Accrued payroll and related liabilities                                                              48,794
         Billings in excess of revenue recognized                                                         (3,111,351)
         Income taxes payable                                                                                780,000
                                                                                                      --------------

           Total adjustments                                                                              (3,174,779)
                                                                                                      --------------

           Net cash used in operating activities                                                          (1,958,848)
                                                                                                      --------------

Cash flows from financing activities:

   Net borrowings under bank line-of-credit                                                                  399,628
   Principal payments under notes payable                                                                    (17,532)
   Dividends paid                                                                                         (1,437,193)
                                                                                                      --------------

           Net cash used in financing activities                                                          (1,055,097)
                                                                                                      --------------

Net decrease in cash and cash equivalents                                                                 (3,013,945)

Cash and cash equivalents, beginning of the nine month period                                              3,081,612
                                                                                                      --------------

Cash and cash equivalents, end of the nine month period                                             $         67,667
                                                                                                      ==============


                       SECURITY SYSTEMS INTEGRATIONS, INC.

                        NOTES TO THE FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2000


NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Security Systems Integrations, Inc. (the "Company") was incorporated in the state of Virginia on October 10, 1997. The Company, which is privately held, provides security systems for commercial companies and agencies of the federal government.

The significant accounting policies followed by the Company are described below.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

Revenue recognition

Substantially all of the Company's contract revenue results from contracts with agencies of the federal government. Revenue on fixed-price and cost-reimbursable contracts includes direct costs and allocated indirect costs incurred plus recognized profit. Profit is recognized under fixed-price contracts on the percentage-of-completion basis. Revenue on time-and-material contracts is recognized based upon time (at established rates) and other direct costs incurred. Losses on contracts are provided for in the period they are first determined.

Cash equivalents

The Company considers all highly liquid instruments with original maturities of three months or less to be cash equivalents.

Property and equipment

Property and equipment is stated at cost less accumulated depreciation and amortization. Depreciation and amortization of property and equipment is computed using an accelerated method over the estimated useful lives of five to seven years. Amortization of leasehold improvements is computed using the straight-line method over the shorter of the estimated useful lives of the assets or the term of the related lease.

Income taxes

Income taxes have been recorded using the liability method. The income tax provision includes federal and state income taxes both currently payable and changes in deferred taxes due to differences between financial reporting and tax bases of assets and liabilities. Deferred tax assets and liabilities are measured using the enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse.


NOTE 2 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following at September 30, 2000:

        Vehicles                                         $        116,127
        Leasehold improvements                                     94,386
        Computer hardware and software                             55,336
        Office furniture                                           28,058
        Construction equipment                                     17,660
                                                           --------------

                                                                  311,567
        Less: accumulated depreciation and amortization           (96,834)
                                                           --------------

                                                         $        214,733

Depreciation and amortization expense aggregated $38,418 for the nine month period ended September 30, 2000.


NOTE 3 - NOTE RECEIVABLE FROM STOCKHOLDER

The note receivable to stockholder is unsecured, with installments of principal and interest (at 7.0%) of $3,260 due monthly through September 2029. During the nine month period ended September 30, 2000, no principal payments were received. The Company's stockholder made no principal payments on the note.

NOTE 4 - NOTES PAYABLE

Notes payable consist of the following at September 30, 2000:

   Bank line-of-credit  agreement  (maximum of $450,000) bearing interest at the bank's  prime rate (9.5% at  September  30, 2000.  This  line-of-credit  is secured by  substantially  all of the Company's assets and is guaranteed by the sole stockholder of the Company. This agreement
     expires, if not renewed, on May 30, 2001.                                                      $        399,628

   Note payable  to  vendor,  secured by a truck with a book value of $24,052 at
     September 30, 2000, with installments of principal and interest (at
     8.7%) aggregating $641 due monthly through June 2004.                                                    24,545

   Note  payable to bank,  unsecured,  with  installments  of  principal  and
     interest (at 7.0%) aggregating $1,349 due monthly through July 2001.                                     13,042
                                                                                                      --------------

         Total notes payable                                                                                 437,215

         Less: current portion                                                                              (418,456)
                                                                                                      --------------

         Noncurrent portion                                                                         $         18,759
                                                                                                      ==============

The scheduled maturities of the noncurrent portion of the notes payable are as follows as of September 30, 2000:

         Years ending September 30,
         -------------------------

                    2002                 $          6,310
                    2003                            6,882
                    2004                            5,567
                                           --------------

                                         $         18,759

Interest expense, which approximates interest paid, aggregated $2,000 for the nine month period ended September 30, 2000.

NOTE 5 - INCOME TAXES

The provision for income taxes consists of the following for the nine month period ended September 30, 2000:

         Current income taxes
             Federal                                 $        657,000
             State                                            123,000
         Deferred income taxes
             Federal                                          (25,000)
             State                                             (5,000)
                                                       --------------

                                                     $        750,000

Deferred income taxes reflect temporary differences in the recognition of revenue and expenses for tax reporting and financial statement purposes. These temporary differences relate principally to the use of the cash basis of accounting for income tax purposes (prior to January 1, 1999).

During the nine month period ended September 30, 2000, the Company paid no income taxes.


NOTE 6 - RETIREMENT PLAN

Effective January 1, 2000, the Company implemented a defined contribution 401(k) profit sharing plan (the Plan) for all employees. Participants must have at least three months of service and be at least 21 years of age to be eligible to participate in the Plan. Participants may make voluntary contributions to the Plan up to the maximum amount allowable by law, but not to exceed 15% of their annual compensation. Company contributions to the Plan are at the discretion of management and vest ratably over five years, beginning with the second year of participation. No Company contributions to the Plan were made for the nine month period ended September 30, 2000.


NOTE 7 - CONCENTRATIONS OF CREDIT RISK

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company's management believes the risk of loss associated with cash and cash equivalents is very low since cash and cash equivalents are maintained in financial institutions. However, at September 30, 2000, the Company had cash and cash equivalents on deposit with a financial institution that exceeded the federally insured limit. To date, accounts receivable have been derived primarily from contracts with agencies of the federal government. Accounts receivable are generally due within 30 days and no collateral is required. The Company maintains reserves for potential credit losses and historically such losses have been insignificant and within management's expectations.


NOTE 8 - COMMITMENTS

The Company leases office space for its headquarters, and other offices, under the terms of noncancelable operating leases, which expire at various dates through December 31, 2002. The following is a schedule by year of the future minimum lease payments required under operating leases, which have initial or remaining terms in excess of one year as of September 30, 2000:

         Years ending September 30,
         -------------------------

                    2001                                            122,000
                    2002                                            120,000
                    2003                                             30,000
                                                             --------------

                                                           $        272,000

During 1999, the Company entered into a lease agreement for office space from its stockholder. The Company recorded lease expense aggregating $90,000 in connection with this lease during the nine month period ended September 30, 2000. This lease agreement provides for payments of $10,000 per month through December 31, 2002.

Rent expense aggregated $124,674 for the nine month period ended September 30, 2000.


NOTE 9 - SUBSEQUENT EVENT

Effective November 30, 2000, the Company merged with STRATESEC, Incorporated under an agreement whereby the Company's stockholder surrendered all issued and outstanding shares of the Company's common stock in exchange for 2,000,000 shares of STRATESEC, Incorporated common stock.

           STRATESEC INCORPORATED
                UNAUDITED PRO FORMA COMBINED BALANCE SHEET
        SEPTEMBER 30, 2000

                                                                                                   Pro Forma   Pro Forma
                                                                   STRATESEC         SSI          Adjustments  Combined
ASSETS
Current Assets
       Cash and cash equivalents                                  $ 228,523               $ -          $ -        $ 228,523
       Accounts receivable, net of allowance for doubtful accounts4,237,962           928,640            -        5,166,602
       Costs and estimated earnings in excess of
            billings on uncompleted contracts                     3,608,966           135,288            -        3,744,254
       Inventory and other assets, net of allowance                 937,558           104,372            -        1,041,930

            Total current assets                                  9,013,009         1,168,300            -       10,181,309
Property, equipment and other, net                                  603,474           592,010            -        1,195,484
                                                                $ 9,616,483       $ 1,760,310          $ -      $11,376,793


LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
       Line of credit and other current debt obligations          1,480,237           437,215            -        1,917,452
       Accounts payable                                           2,780,641           219,992            -        3,000,633
       Billings in excess of costs and estimated earnings                                                                 -
            on uncompleted contracts                                393,603                 -            -          393,603
       Accrued expenses and other                                   903,945         1,415,081            -        2,319,026
            Total current liabilities                             5,558,426         2,072,288            -        7,630,714

Long-Term Liabilities
       Capital lease obligations, less current maturities            43,515                 -            -           43,515

Commitments and Contingencies                                             -                 -            -                -

Shareholders' Equity
       Common stock                                                  86,300               100            -           86,400
       Treasury stock                                              (612,814)                -                      (612,814)
       Additional paid-in capital                                24,908,964                 -            -       24,908,964
       Retained earnings (accumulated deficit)                  (20,367,908)         (312,078)           -      (20,679,986)
                                                                  4,014,542          (311,978)           -        3,702,564
                                                                $ 9,616,483       $ 1,760,310          $ -      $11,376,793

          STRATESEC INCORPORATED
                  UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS For the nine months ended September 30, 2000


                                                                                             Pro Forma     Pro Forma
                                                              STRATESEC         SSI         Adjustments    Combined
Earned revenues                                             $11,864,407       $6,801,143          $ -      $18,665,550
Cost of earned revenues                                       7,618,788        3,894,127            -       11,512,915

        Gross profit                                          4,245,619        2,907,016            -        7,152,635

Selling, general and administrative expenses                  3,584,799        1,009,473            -        4,594,272

        Operating income (loss)                                 660,820        1,897,543            -        2,558,363
Interest and financing fees                                    (295,185)          68,388            -         (226,797)
        Income (loss) before income taxes                       365,635        1,965,931            -        2,331,566
Provision for income taxes                                                       750,000                       750,000
        Net income (loss)                                     $ 365,635       $1,215,931          $ -       $1,581,566
Net income (loss) per share - basic                              $ 0.05              $ -          $ -              $ -

Net income per share - diluted                                   $ 0.04              $ -          $ -              $ -
Weighted average common shares outstanding - basic            7,941,397                -            -                -
Weighted average common shares outstanding - diluted          8,216,487                -             -               -

                       STRATESEC INCORPORATED
                UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                         DECEMBER 31, 1999


                                                                                                   Pro Forma   Pro Forma
                                                                   STRATESEC         SSI          Adjustments  Combined
ASSETS
Current Assets
       Cash and cash equivalents                                    $ 2,831       $ 3,081,612          $ -       $3,084,443
       Accounts receivable, net of allowance for
            doubtful accounts                                     2,233,262           188,112            -        2,421,374
       Costs and estimated earnings in excess of
            billings on uncompleted contracts                     2,865,886                 -            -        2,865,886
       Inventory and other assets, net of allowance                 250,393             4,856            -          255,249


            Total current assets                                  5,352,372         3,274,580            -        8,626,952

Property, equipment and other, net                                  621,096           630,428            -        1,251,524
                                                               -------------     -------------    ---------    -------------
                                                                $ 5,973,468       $ 3,905,008          $ -       $9,878,476
                                                               =============     =============    =========    =============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
       Line of credit and other current debt obligations            844,392            20,319            -          864,711
       Accounts payable                                           2,931,260           346,856            -        3,278,116
       Billings in excess of costs and estimated earnings
            on uncompleted contracts                                234,338         3,111,351            -        3,345,689
       Accrued expenses and other                                   627,156           482,398            -        1,109,554
                                                               -------------     -------------    ---------    -------------
            Total current liabilities                             4,637,146         3,960,924            -        8,598,070

Long-Term Liabilities
       Debt obligations, less current maturities                     94,570            34,800            -          129,370

Commitments and Contingencies                                             -                 -            -                -

Shareholders' Equity

       Common stock                                                  68,902                 -            -           68,902
       Treasury stock                                              (409,564)                -            -         (409,564)
       Additional paid-in capital                                22,315,957               100            -       22,316,057
       Accumulated deficit                                      (20,733,543)          (90,816)           -      (20,824,359)
                                                                  1,241,752           (90,716)           -        1,151,036
                                                               -------------     -------------    ---------    -------------
                                                                $ 5,973,468       $ 3,905,008          $ -       $9,878,476
                                                               =============     =============    =========    =============

                              STRATESEC INCORPORATED
               UNAUDITED PRO FORMA  COMBINED  STATEMENT OF OPERATIONS
                         For the year ended December 31, 1999


                                                                                             Pro Forma     Pro Forma
                                                              STRATESEC         SSI         Adjustments    Combined
Earned revenues                                             $10,631,131       $4,085,308          $ -      $14,716,439

Cost of earned revenues                                       7,443,087        2,795,119            -       10,238,206

        Gross profit                                          3,188,044        1,290,189            -        4,478,233

Selling, general and administrative expenses                  3,878,103          436,027            -        4,314,130

        Operating income (loss)                                (690,059)         854,162            -          164,103

Interest and financing fees                                    (242,779)               -            -         (242,779)

        Income (loss) before income taxes                      (932,838)         854,162            -          (78,676)

Provision for income taxes                                            -         (325,000)           -         (325,000)

        Net income (loss)                                    $ (932,838)       $ 529,162          $ -       $ (403,676)
                                                          ==============   ==============   ==========   ==============

Net income (loss) per share - basic                             $ (0.15)             $ -          $ -              $ -
                                                          ==============   ==============   ==========   ==============
Net income per share - diluted                                 N/A                   $ -          $ -              $ -
                                                          ==============   ==============   ==========   ==============
Weighted average common shares outstanding - basic            6,099,435                -            -                -
                                                          ==============   ==============   ==========   ==============
Weighted average common shares outstanding - diluted           N/A                     -             -               -
                                                          ==============   ==============   ==========   ==============


                        STRATESEC INCORPORATED
                UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                            DECEMBER 31, 1998

                                                                                                   Pro Forma   Pro Forma
                                                                   STRATESEC         SSI          Adjustments  Combined
ASSETS
Current Assets
       Cash and cash equivalents                                  $ 442,582         $ 112,480          $ -        $ 555,062
       Cash - restricted                                          1,900,000                 -            -        1,900,000
       Accounts receivable, net of allowance for
            doubtful accounts                                     1,297,176         1,305,710            -        2,602,886
       Costs and estimated earnings in excess of
            billings on uncompleted contracts                     1,440,485                 -            -        1,440,485
       Inventory and other assets, net of allowance                 228,462             3,557            -          232,019
            Total current assets                                  5,308,705         1,421,747            -        6,730,452

Property, equipment and other, net                                  519,031            79,965            -          598,996
                                                               -------------     -------------    ---------    -------------
                                                                $ 5,827,736       $ 1,501,712          $ -       $7,329,448
                                                               =============     =============    =========    =============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
       Line of credit and other current debt obligations          1,871,076                 -            -        1,871,076
       Accounts payable                                           1,455,840           113,830            -        1,569,670
       Billings in excess of costs and estimated earnings
            on uncompleted contracts                                102,132           646,523            -          748,655
       Accrued expenses and other                                 1,008,955           153,656            -        1,162,611
                                                               -------------     -------------    ---------    -------------
            Total current liabilities                             4,438,003           914,009            -        5,352,012

Long-Term Liabilities
       Capital lease obligations, less current maturities           167,430                 -            -          167,430

Commitments and Contingencies                                             -                 -            -                -

Shareholders' Equity
       Common stock                                                  61,035                 -            -           61,035
       Treasury stock                                              (181,851)                -            -         (181,851)
       Additional paid-in capital                                21,143,824           401,345            -       21,545,169
       Retained earnings (accumulated deficit)                  (19,800,705)          186,358            -      (19,614,347)
                                                               -------------     -------------    ---------    -------------
                                                                  1,222,303           587,703            -        1,810,006
                                                               =============     =============    =========    =============

                         STRATESEC INCORPORATED
           UNAUDITED PRO FORMA  COMBINED  STATEMENT OF OPERATIONS
                    For the year ended December 31, 1998



                                                                                             Pro Forma     Pro Forma
                                                              STRATESEC         SSI         Adjustments    Combined
Earned revenues                                             $ 6,624,523       $1,781,447          $ -       $8,405,970

Cost of earned revenues                                       4,792,838        1,267,469            -        6,060,307

Provision for contract adjustment                             2,491,156                -            -        2,491,156

        Gross profit                                           (659,471)         513,978            -         (145,493)

Selling, general and administrative expenses                  4,426,339          207,620            -        4,633,959

Recovery of legal judgment                                   (1,655,000)               -            -       (1,655,000)

        Operating income (loss)                              (3,430,810)         306,358            -       (3,124,452)

Interest and financing fees                                     (91,890)               -            -          (91,890)

        Income (loss) before income taxes                    (3,522,700)         306,358            -       (3,216,342)

Provision for income taxes                                            -         (120,000)                     (120,000)

        Net income (loss)                                   $(3,522,700)       $ 186,358          $ -     $ (3,336,342)
                                                          ==============   ==============   ==========   ==============

Net income (loss) per share - basic                             $ (0.58)             $ -          $ -              $ -
                                                          ==============   ==============   ==========   ==============
Net income per share - diluted                                 N/A                   $ -          $ -              $ -
                                                          ==============   ==============   ==========   ==============
Weighted average common shares outstanding - basic            6,099,435                -            -                -
                                                          ==============   ==============   ==========   ==============
Weighted average common shares outstanding - diluted           N/A                     -             -               -
                                                          ==============   ==============   ==========   ==============


                        REPORT OF INDEPENDENT ACCOUNTANTS



February 6, 2001


To the Sole Stockholder and Director
         of Security Systems Integrations, Inc.:

In our opinion, the accompanying balance sheet and the related statements of income, of stockholder's deficit, and of cash flows present fairly, in all material respects, the financial position of Security Systems Integrations, Inc. (an S Corporation) at December 31, 1999 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

                       SECURITY SYSTEMS INTEGRATIONS, INC.

                                  BALANCE SHEET

                                DECEMBER 31, 1999


                                     ASSETS

Current assets

     Cash and cash equivalents                                                                      $      3,081,612
     Accounts receivable                                                                                     188,112
     Other current assets                                                                                      4,856
                                                                                                      --------------
         Total current assets                                                                              3,274,580

Property and equipment, net                                                                                  253,151
Note receivable from stockholder                                                                             327,277
Deposit                                                                                                       50,000
                                                                                                      --------------
         Total assets                                                                               $      3,905,008
                                                                                                      ==============

                      LIABILITIES AND STOCKHOLDER'S DEFICIT

Current liabilities

     Accounts payable and accrued expenses                                                          $        346,856
     Accrued payroll and related liabilities                                                                  37,398
     Billings in excess of revenue recognized                                                              3,111,351
     Income taxes payable                                                                                    286,000
     Notes payable                                                                                            20,319
     Deferred income taxes                                                                                   159,000
                                                                                                      --------------
         Total current liabilities                                                                         3,960,924

Notes payable                                                                                                 34,800
                                                                                                      --------------
         Total liabilities                                                                                 3,995,724
                                                                                                      --------------

Stockholder's deficit

     Common stock - no par value, 10,000 shares authorized, issued, and
       outstanding                                                                                               100
     Accumulated deficit                                                                                     (90,816)
                                                                                                      --------------
         Total stockholder's deficit                                                                         (90,716)

Commitments
                                                                                                      --------------
         Total liabilities and stockholder's deficit                                                $      3,905,008
                                                                                                      ==============

                       SECURITY SYSTEMS INTEGRATIONS, INC.

                               STATEMENT OF INCOME

                          YEAR ENDED DECEMBER 31, 1999




Revenue                                            $      4,085,308
                                                     --------------

Costs and expenses

    Direct materials                                      1,436,262
    Direct labor                                            570,227
    Other direct costs                                      788,630
    Indirect costs                                          436,027
                                                     --------------

                                                          3,231,146

Income before income taxes                                  854,162

Provision for income taxes                                 (325,000)
                                                     --------------
Net income                                         $        529,162
                                                     ==============

                       SECURITY SYSTEMS INTEGRATIONS, INC.

                       STATEMENT OF STOCKHOLDER'S DEFICIT

                          YEAR ENDED DECEMBER 31, 1999




                                                                Common Stock                 Retained             Total
                                                    ----------------------------------       Earnings       Stockholder's
                                                                                           (Accumulated          Equity
                                                         Shares            Amount            Deficit)           (Deficit)
                                                    ----------------  ----------------   ----------------   -------------
Balance at December 31, 1998                                 10,000   $       401,345    $       186,358    $       587,703

Dividends paid                                                    -          (401,245)          (806,336)        (1,207,581)

Net income for the year ended December 31, 1999                   -                 -            529,162            529,162
                                                      -------------     -------------      -------------      -------------
Balance at December 31, 1999                                 10,000   $           100    $       (90,816)   $       (90,716)
                                                      =============     =============      =============      =============


                       SECURITY SYSTEMS INTEGRATIONS, INC.

                             STATEMENT OF CASH FLOWS

                          YEAR ENDED DECEMBER 31, 1999



Cash flows from operating activities:
   Net income                                                                                       $        529,162
                                                                                                      --------------
   Adjustments to reconcile net income to net cash provided by operating activities:
       Depreciation and amortization                                                                          39,349
       Deferred income taxes                                                                                  39,000
       (Increase) decrease in:
         Accounts receivable                                                                               1,117,598
         Other current assets                                                                                 (1,299)
       Increase in:
         Accounts payable and accrued expenses                                                               233,026
         Accrued payroll and related liabilities                                                               3,742
         Billings in excess of revenue recognized                                                          2,464,828
         Income taxes payable                                                                                286,000
                                                                                                      --------------
           Total adjustments                                                                               4,182,244
                                                                                                      --------------
           Net cash provided by operating activities                                                       4,711,406
                                                                                                      --------------

Cash flows from investing activities:

   Purchases of property and equipment, net                                                                 (212,535)
   Increase in note receivable from stockholder                                                             (490,000)
   Principal repayments under note receivable from stockholder                                               162,723
   Increase in deposit                                                                                       (50,000)
                                                                                                      --------------
           Net cash used in investing activities                                                            (589,812)
                                                                                                      --------------

Cash flows from financing activities:

   Proceeds from notes payable                                                                                76,107
   Principal payments under notes payable                                                                    (20,988)
   Dividends paid                                                                                         (1,207,581)
                                                                                                      --------------
           Net cash used in financing activities                                                          (1,152,462)
                                                                                                      --------------

Net increase in cash and cash equivalents                                                                  2,969,132

Cash and cash equivalents, beginning of the year                                                             112,480
                                                                                                      --------------
Cash and cash equivalents, end of the year                                                          $      3,081,612
                                                                                                      ==============

                       SECURITY SYSTEMS INTEGRATIONS, INC.

                        NOTES TO THE FINANCIAL STATEMENTS

                                DECEMBER 31, 1999


NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Security Systems Integrations, Inc. (the "Company") was incorporated in the state of Virginia on October 10, 1997. The Company, which is privately held, provides security systems for commercial companies and agencies of the federal government.

The significant accounting policies followed by the Company are described below.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

Revenue recognition

Substantially all of the Company's contract revenue results from contracts with agencies of the federal government. Revenue on fixed-price and cost-reimbursable contracts includes direct costs and allocated indirect costs incurred plus recognized profit. Profit is recognized under fixed-price contracts on the percentage-of-completion basis. Revenue on time-and-material contracts is recognized based upon time (at established rates) and other direct costs incurred. Losses on contracts are provided for in the period they are first determined. Amounts billed in excess of revenue recognized is reflected as a liability on the accompanying balance sheet.

Cash equivalents

The Company considers all highly liquid instruments with original maturities of three months or less to be cash equivalents.

Property and equipment

Property and equipment is stated at cost less accumulated depreciation and amortization. Depreciation and amortization of property and equipment is computed using an accelerated method over the estimated useful lives of five to seven years. Amortization of leasehold improvements is computed using the straight-line method over the shorter of the estimated useful lives of the assets or the term of the related lease.

Income taxes

Income taxes have been recorded using the liability method. The income tax provision includes federal and state income taxes both currently payable and changes in deferred taxes due to differences between financial reporting and tax bases of assets and liabilities. Deferred tax assets and liabilities are measured using the enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse.


NOTE 2 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31, 1999:

        Vehicles                                             $        116,127
        Leasehold improvements                                         94,386
        Computer hardware and software                                 55,336
        Office furniture                                               28,058
        Construction equipment                                         17,660
                                                               --------------
                                                                      311,567
        Less: accumulated depreciation and amortization               (58,416)
                                                               --------------
                                                             $        253,151
                                                               ==============

Depreciation and amortization expense aggregated $39,349 for the year ended December 31, 1999.


NOTE 3 - NOTE RECEIVABLE FROM STOCKHOLDER

The note receivable to stockholder is unsecured, with installments of principal and interest (at 7.0%) of $3,260 due monthly through September 2029. During the year ended December 31, 1999, principal payments of $161,511 were received in excess of the amounts required by the note receivable, accordingly, the balance has been classified as noncurrent.


NOTE 4 - NOTES PAYABLE

Notes payable consist of the following at December 31, 1999:


   Note payable  to  vendor,  secured by a truck with a book value of $40,087 at
     December 31, 1999, with installments of principal and interest (at
     8.7%) aggregating $641 due monthly through June 2004.                                          $         31,107

   Note  payable to bank,  unsecured,  with  installments  of  principal  and
     interest (at 7.0%) aggregating $1,349 due monthly through July 2001.                                     24,012
                                                                                                      --------------
         Total notes payable                                                                                  55,119

         Less: current portion                                                                               (20,319)
                                                                                                      --------------
         Noncurrent portion                                                                         $         34,800
                                                                                                      ==============

The scheduled maturities of the noncurrent portion of the notes payable are as follows as of December 31, 1999:

         Years ending December 31,
         ------------------------

                    2001                                $         15,028
                    2002                                           6,448
                    2003                                           7,032
                    2004                                           6,292
                                                          --------------
                                                        $         34,800
                                                          ==============

Interest expense, which approximates interest paid, aggregated $1,888 for the year ended December 31, 1999.


NOTE 5 - INCOME TAXES

The provision for income taxes consists of the following for the year ended December 31, 1999:

         Current income taxes
             Federal                                           $        241,000
             State                                                       45,000
         Deferred income taxes
             Federal                                                     33,000
             State                                                        6,000
                                                                 --------------
                                                               $        325,000

Deferred income taxes reflect temporary differences in the recognition of revenue and expenses for tax reporting and financial statement purposes. These temporary differences relate principally to the use of the cash basis of accounting for income tax purposes (prior to the year ended December 31, 1999).

During the year ended December 31, 1999, the Company paid no income taxes.


NOTE 6 - CONCENTRATIONS OF CREDIT RISK

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company's management believes the risk of loss associated with cash and cash equivalents is very low since cash and cash equivalents are maintained in financial institutions. However, at December 31, 1999, the Company had cash and cash equivalents on deposit with a financial institution that exceeded the federally insured limit by approximately $3,100,000. To date, accounts receivable have been derived primarily from contracts with agencies of the federal government. Accounts receivable are generally due within 30 days and no collateral is required. The Company maintains reserves for potential credit losses and historically such losses have been insignificant and within management's expectations.


NOTE 7 - COMMITMENTS

The Company leases office space for its headquarters, and other offices, under the terms of noncancelable operating leases, which expire at various dates through December 31, 2002. The following is a schedule by year of the future minimum lease payments required under operating leases, which have initial or remaining terms in excess of one year as of December 31, 1999:

         Years ending December 31,
         ------------------------

                    2000                                     $        125,000
                    2001                                              122,000
                    2002                                              120,000
                                                               --------------
                                                             $        367,000

During 1999, the Company entered into a lease agreement for office space from its stockholder. The Company recorded lease expense aggregating $40,000 in connection with this lease during the year ended December 31, 1999. This lease agreement provides for payments of $10,000 per month through December 31, 2002.

Total rent expense aggregated $83,443 for the year ended December 31, 1999.


NOTE 8 - SUBSEQUENT EVENTS

Effective January 1, 2000, the Company implemented a defined contribution 401(k) profit sharing plan (the Plan) for all employees. Participants must have at least three months of service and be at least 21 years of age to be eligible to participate in the Plan. Participants may make voluntary contributions to the Plan up to the maximum amount allowable by law, but not to exceed 15% of their annual compensation. Company contributions to the Plan are at the discretion of management. The Company contributions vest ratably over five years, beginning with the second year of participation.

Effective November 30, 2000, the Company merged with STRATESEC, Incorporated under an agreement whereby the Company's stockholder surrendered all issued and outstanding shares of the Company's common stock in exchange for 2,000,000 shares of STRATESEC, Incorporated common stock.

                        REPORT OF INDEPENDENT ACCOUNTANTS



February 6, 2001


To the Sole Stockholder and Director
         of Security Systems Integrations, Inc.:

In our opinion, the accompanying balance sheet and the related statements of income and retained earnings and of cash flows present fairly, in all material respects, the financial position of Security Systems Integrations, Inc. (an S Corporation) at December 31, 1998 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

                       SECURITY SYSTEMS INTEGRATIONS, INC.

                                  BALANCE SHEET

                                DECEMBER 31, 1998



                                     ASSETS

Current assets

     Cash and cash equivalents                                                                      $        112,480
     Accounts receivable                                                                                   1,305,710
     Other current assets                                                                                      3,557
                                                                                                      --------------
         Total current assets                                                                              1,421,747

Property and equipment, net                                                                                   79,965
                                                                                                      --------------
         Total assets                                                                               $      1,501,712
                                                                                                      ==============

                      LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities

     Accounts payable and accrued expenses                                                          $        113,830
     Accrued payroll and related liabilities                                                                  33,656
     Billings in excess of revenue recognized                                                                646,523
     Deferred income taxes                                                                                   120,000
                                                                                                      --------------
         Total current liabilities                                                                           914,009
                                                                                                      --------------

Stockholder's equity

     Common stock - no par value, 10,000 shares authorized, issued, and
       outstanding                                                                                           401,345
     Retained earnings                                                                                       186,358
                                                                                                      --------------
         Total stockholder's equity                                                                          587,703

Commitments
                                                                                                      --------------
         Total liabilities and stockholder's equity                                                 $      1,501,712
                                                                                                      ==============

                       SECURITY SYSTEMS INTEGRATIONS, INC.

                    STATEMENT OF INCOME AND RETAINED EARNINGS

                          YEAR ENDED DECEMBER 31, 1998




Revenue                                                      $      1,781,447
                                                               --------------
Costs and expenses

    Direct labor                                                      226,736
    Direct materials                                                  499,636
    Other direct costs                                                541,097
    Indirect costs                                                    207,620
                                                               --------------
                                                                    1,475,089

Income before income taxes                                            306,358

Provision for income taxes                                           (120,000)
                                                               --------------
Net income                                                            186,358

Retained earnings, beginning of the year                                    0
                                                               --------------
Retained earnings, end of the year                           $        186,358
                                                               ==============

                       SECURITY SYSTEMS INTEGRATIONS, INC.

                             STATEMENT OF CASH FLOWS

                          YEAR ENDED DECEMBER 31, 1998



Cash flows from operating activities:

   Net income                                                                                       $        186,358
                                                                                                      --------------
   Adjustments to reconcile net income to net cash used in operating activities:
       Depreciation and amortization                                                                          19,067
       Deferred income taxes                                                                                 120,000
       Increase in:
         Accounts receivable                                                                              (1,305,710)
         Other current assets                                                                                 (3,557)
         Accounts payable and accrued expenses                                                               113,830
         Accrued payroll and related liabilities                                                              33,656
         Billings in excess of revenue recognized                                                            646,523
                                                                                                      --------------
           Total adjustments                                                                                (376,191)
                                                                                                      --------------
           Net cash used in operating activities                                                            (189,833)

Cash flows from investing activity:

   Purchases of property and equipment, net                                                                  (99,032)

Cash flows from financing activity:

   Proceeds from the sale of common stock                                                                    401,345
                                                                                                      --------------

Net increase in cash and cash equivalents                                                                    112,480

Cash and cash equivalents, beginning of the year                                                                   0
                                                                                                      --------------
Cash and cash equivalents, end of the year                                                          $        112,480
                                                                                                      ==============


                       SECURITY SYSTEMS INTEGRATIONS, INC.

                        NOTES TO THE FINANCIAL STATEMENTS

                                DECEMBER 31, 1998


NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Security Systems Integrations, Inc. (the "Company") was incorporated in the state of Virginia on October 10, 1997. The Company, which is privately held, provides security systems for commercial companies and agencies of the federal government.

The significant accounting policies followed by the Company are described below.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

Revenue recognition

Substantially all of the Company's contract revenue results from contracts with agencies of the federal government. Revenue on fixed-price and cost-reimbursable contracts includes direct costs and allocated indirect costs incurred plus recognized profit. Profit is recognized under fixed-price contracts on the percentage-of-completion basis. Revenue on time-and-material contracts is recognized based upon time (at established rates) and other direct costs incurred. Losses on contracts are provided for in the period they are first determined. Amounts billed in excess of revenue recognized is reflected as a liability on the accompanying balance sheet.

Cash equivalents

The Company considers all highly liquid instruments with original maturities of three months or less to be cash equivalents.

Property and equipment

Property and equipment is stated at cost less accumulated depreciation and amortization. Depreciation and amortization of property and equipment is computed using an accelerated method over the estimated useful lives of five to seven years. Amortization of leasehold improvements is computed using the straight-line method over the shorter of the estimated useful lives of the assets or the term of the related lease.

Income taxes

Income taxes have been recorded using the liability method. The income tax provision includes federal and state income taxes both currently payable and changes in deferred taxes due to differences between financial reporting and tax bases of assets and liabilities. Deferred tax assets and liabilities are measured using the enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse.


NOTE 2 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31, 1998:

        Computer hardware and software                        $         60,523
        Vehicles                                                        30,000
        Office furniture                                                 6,509
        Leasehold improvements                                           2,000
                                                                --------------
                                                                        99,032
        Less: accumulated depreciation and amortization                (19,067)
                                                                --------------
                                                              $         79,965
                                                                ==============

Depreciation and amortization expense aggregated $19,067 for the year ended December 31, 1998.


NOTE  3 - INCOME TAXES

The provision for income taxes consists of the following for the year ended December 31, 1998:

        Deferred income taxes
           Federal                                 $        101,000
           State                                             19,000
                                                     --------------
                                                   $        120,000
                                                     ==============

Deferred income taxes reflect temporary differences in the recognition of revenue and expenses for tax reporting and financial statement purposes. These temporary differences relate principally to the use of the cash basis of accounting for income tax purposes.

At December 31, 1998, the Company has net operating loss carryforwards available to offset future taxable income of approximately $213,000. If not used, the Company's net operating loss carryforwards will expire in 2018.

During the year ended December 31, 1998, the Company paid no income taxes.

NOTE 4 - CONCENTRATIONS OF CREDIT RISK

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company's management believes the risk of loss associated with cash and cash equivalents is very low since cash and cash equivalents are maintained in financial institutions. However, at December 31, 1998, the Company had cash and cash equivalents on deposit with a financial institution that exceeded the federally insured limit. To date, accounts receivable have been derived primarily from contracts with agencies of the federal government. Accounts receivable are generally due within 30 days and no collateral is required. The Company maintains reserves for potential credit losses and historically such losses have been insignificant and within management's expectations.


NOTE 5 - COMMITMENTS

The Company leases office space for its headquarters under the terms of a noncancelable operating lease, which expires on December 31, 2002, with its sole stockholder. The following is a schedule by year of the future minimum lease payments required under operating leases, which have initial or remaining terms in excess of one year as of December 31, 1998:

         Years ending December 31,
         ------------------------

                    1999                                      $         68,000
                    2000                                               125,000
                    2001                                               122,000
                    2002                                               120,000
                                                                --------------
                                                              $        435,000
                                                                ==============

Rent expense aggregated $23,229 for the year ended December 31, 1998.


NOTE 6 - SUBSEQUENT EVENTS

Effective January 1, 2000, the Company implemented a defined contribution 401(k) profit sharing plan (the Plan) for all employees. Participants must have at least three months of service and be at least 21 years of age to be eligible to participate in the Plan. Participants may make voluntary contributions to the Plan up to the maximum amount allowable by law, but not to exceed 15% of their annual compensation. Company contributions to the Plan are at the discretion of management. The Company contributions vest ratably over five years, beginning with the second year of participation.

Effective November 30, 2000, the Company merged with STRATESEC, Incorporated under an agreement where the Company's sole stockholder surrendered all issued and outstanding shares of the Company's common stock in exchange for 2,000,000 shares of STRATESEC, Incorporated common stock.